Exhibit 10.23

AGREEMENT OF LEASE

between

1250 BROADWAY ASSOCIATES LLC,

Landlord

and

MAGNITE, INC.,

Tenant

Dated as of December 18th, 2025

Premises:

The Entire 8th & 9th Floors
Nomad Tower, 1250 Broadway
New York, New York 10001

TABLE OF CONTENTS
Page
ARTICLE 1 GLOSSARY    2
ARTICLE 2 DEMISE, PREMISES, TERM, RENT    7
ARTICLE 3 ESCALATION    8
ARTICLE 4 ELECTRICITY    18
ARTICLE 5 USE AND OCCUPANCY    19
ARTICLE 6 ALTERATIONS    20
ARTICLE 7 REPAIRS; FLOOR LOAD    25
ARTICLE 8 WINDOW CLEANING    27
ARTICLE 9 REQUIREMENTS OF LAW    27
ARTICLE 10 SUBORDINATION    29
ARTICLE 11 RULES AND REGULATIONS    32
ARTICLE 12 INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT    32
ARTICLE 13 DESTRUCTION BY FIRE OR OTHER CAUSE    35
ARTICLE 14 EMINENT DOMAIN    37
ARTICLE 15 ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.    39
ARTICLE 16 ACCESS TO PREMISES    46
ARTICLE 17 CERTIFICATE OF OCCUPANCY    47
ARTICLE 18 DEFAULT    48
ARTICLE 19 REMEDIES AND DAMAGES    50
ARTICLE 20 FEES AND EXPENSES    52
ARTICLE 21 NO REPRESENTATIONS BY LANDLORD    53
ARTICLE 22 END OF TERM    53
ARTICLE 23 POSSESSION    54
ARTICLE 24 NO WAIVER    55
ARTICLE 25 WAIVER OF TRIAL BY JURY    55
ARTICLE 26 INABILITY TO PERFORM    56
ARTICLE 27 BILLS AND NOTICES    56
ARTICLE 28 SERVICES AND EQUIPMENT    57
ARTICLE 29 PARTNERSHIP TENANT    62
ARTICLE 30 VAULT SPACE    62
ARTICLE 31 SIGNS    63
ARTICLE 32 BROKER    64
ARTICLE 33 INDEMNITY    64
ARTICLE 34 ADJACENT EXCAVATION; SHORING    65
ARTICLE 35 SECURITY DEPOSIT    65
ARTICLE 36 RENT REGULATION    67
ARTICLE 37 COVENANT OF QUIET ENJOYMENT    67
ARTICLE 38 INTENTIONALLY OMITTED    68
ARTICLE 39 BANKRUPTCY    68
ARTICLE 40 MISCELLANEOUS    69
ARTICLE 41 OPTION TO RENEW    75
ARTICLE 42 RIGHT OF FIRST OFFER    77
(i)

SCHEDULE A-1    –    Floor Plan of the Eighth Floor Premises
SCHEDULE A-2    –    Floor Plan of the Ninth Floor Premises
SCHEDULE B    –    Building Alteration Rules and Regulations
SCHEDULE C    –    Cleaning Specifications
SCHEDULE D    –    Form of Existing Mortgagee SNDA
SCHEDULE E    –    Rules and Regulations
SCHEDULE F    –    HVAC Specifications
SCHEDULE G    –    Overtime Rates
SCHEDULE H    –    Lobby Elevator Bank Signage Specification

(ii)

THIS AGREEMENT OF LEASE, made as of the 18th day of December 2025 (this “Lease”), by and between 1250 BROADWAY ASSOCIATES LLC, a Delaware limited liability company, having an address c/o Global Holdings Management (US) Inc., Nomad Tower, 1250 Broadway, 38th Floor, New York, New York 10001, as landlord (“Landlord”), and MAGNITE, INC., a Delaware corporation, having an office at 6080 Center Drive, 4th Floor, Los Angeles, California 90045, as tenant (“Tenant”).
REFERENCE PAGE
In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Reference Page.

(1)	Premises:
The entire rentable area of (i) the eighth (8th) floor of the Building, as approximately shown hatched on the floor plan annexed hereto as Schedule A-1, which the parties hereby conclusively agree, without representation or warranty, contains 27,040 rentable square feet (the “Eighth Floor Premises”), and (ii) the ninth (9th) floor of the Building, as approximately shown hatched on the floor plan annexed hereto as Schedule A-2, which the parties hereby conclusively agree, without representation or warranty, contains 27,040 rentable square feet (the “Ninth Floor Premises”; the Eighth Floor Premises, together with the Ninth Floor Premises, collectively, the “Premises”).

(2)	Commencement Date:	May 1, 2030.
(3)	Rent Commencement Date:	July 1, 2031.
(4)	Fixed Expiration Date:	June 30, 2038.
(5)	Term:	Eight (8) Years and Two (2) Months from the Commencement Date through and including the Fixed Expiration Date.
(6)	Fixed Rent:	(a) $4,596,800.00 per annum ($383,066.67 per month) from the Rent Commencement Date through and including the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date; and
(b) $4,921,280.00 per annum ($410,106.67 per month) from the fifth (5th) anniversary of the Rent Commencement Date through and including the Fixed Expiration Date.
(7)	Tenant’s Share:	8.024% (i.e., 4.012% applicable to the Eighth Floor Premises and 4.012% applicable to the Ninth Floor Premises).
(8)	Base Tax Factor:	The Taxes payable for the Tax Year beginning July 1, 2030 and ending on June 30, 2031 (the “Base Tax Year”).

(9)	Base Operating Factor:	The Operating Expenses paid or incurred with respect to the Operating Year beginning January 1, 2030 and ending on December 31, 2030 (the “Base Operating Year”).
(10)	Permitted Use:	General, executive and administrative offices and all other lawful uses ancillary thereto.
(11)	Broker(s):	CBRE, Inc.
(12)	Security Deposit:	$1,915,333.35, subject to reduction as set forth in Article 35 hereof..
(13)	Tenant Improvement Allowance:	$2,163,200.00.
(14)	Maximum Number of Tons:	33 Tons, subject to increase as provided in Section 28.6 in connection with the leasing of Offer Space, if applicable.
W I T N E S S E T H:
The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:
ARTICLE 1
GLOSSARY
The following terms shall have the meanings indicated below:
“AAA” shall have the meaning set forth in Section 3.5(B).
“ADA” shall have the meaning set forth in Section 9.1.
“Additional Rent” shall have the meaning set forth in Section 2.2(B).
“Administrative Code” shall mean the Administrative Code of the City of New York, as amended.
“Alterations” shall mean alterations, decorations, installations, repairs, improvements, additions, replacements or other physical changes in or about the Premises.
“Applicable Rate” shall mean the lesser of (x) three (3) percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.
“Approved Examiner” shall have the meaning set forth in Section 3.5(A).
“ASHRAE” shall mean the American Society of Heating, Refrigeration and Air-Conditioning Engineers.
“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute, federal or state, of similar nature and purpose.

“Base Rate” shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).
“BID Charges” shall have the meaning set forth in Section 3.1(C).
“Building” shall mean the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor.
“Building Insurance” shall have the meaning set forth in Section 12.2.
“Building Systems” shall mean the base building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building, but shall not include (i) installations made by Tenant or fixtures or appliances, or (ii) the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, air conditioning, ventilating, plumbing, life-safety and other service systems of the Building are distributed from the base Building risers, feeders, panelboards, etc., for provision of such services to the Premises.
“Business Days” shall mean all days, excluding Saturdays, Sundays and Holidays.
“Class E Systems” shall have the meaning set forth in Section 7.1.
“control” shall have the meaning set forth in Section 15.3.
“Deficiency” shall have the meaning set forth in Section 19.2(A).
“Electricity Additional Rent” shall have the meaning set forth in Section 4.1.
“Embargoed Person” shall have the meaning set forth in Section 40.22(A).
“Escalation Rent” shall mean payments required to be made by Tenant pursuant to Article 3.
“Event of Default” shall have the meaning set forth in Section 18.1.
“Expiration Date” shall mean the Fixed Expiration Date or such earlier or later date on which the Term sooner or later ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.
“Fair Rental Value” shall mean the rental rate per annum determined at the applicable times set forth in Articles 41 and 42, for vacant space in buildings of comparable quality and age to the Building and located in the immediate vicinity of the Building for tenants of comparable credit quality and stature leasing space containing rentable square footage comparable to the rentable square footage in the relevant transaction. Except as otherwise set forth in Articles 41 and 42, Fair Rental Value shall include all relevant factors in arriving at a so-called “net effective rental” to Landlord, whether favorable to Landlord or Tenant.

“Government Authority (Authorities)” shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.
“Holidays” shall mean New Year’s Day, Martin Luther King Day, Presidents Day, Columbus Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday immediately following Thanksgiving Day and Christmas Day, and in the case of any Building service, any days observed by the applicable labor union providing such service in the Building, provided that Landlord may designate additional Holidays that are commonly recognized.
“HVAC” shall mean heat, ventilation and air conditioning.
“HVAC System” shall mean the Building Systems providing HVAC.
“Hazardous Materials” shall have the meaning set forth in Section 9.2.
“Indemnitees” shall mean Landlord, its trustees, partners, shareholders, officers, directors, employees, agents and contractors and the Manager (and the partners, shareholders, officers, directors and employees of Landlord’s agents and contractors and of the Manager).
“Independent CPA” shall have the meaning set forth in Section 3.5(B).
“Issuing Bank” shall have the meaning set forth in Section 35.2.
“Issuing Bank Criteria” shall have the meaning set forth in Section 35.2.
“Land” shall mean the land known by the address of 1250 Broadway, New York, New York.
“Landlord” on the date as of which this Lease is made, shall mean 1250 Broadway Associates LLC, but thereafter, “Landlord” shall mean only the fee owner of the Real Property or, if there then exists a Superior Lease, the tenant thereunder.
“Landlord’s Operating Statement” shall mean a statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.3 furnished by Landlord to Tenant.
“Landlord’s Statement” shall mean either a Landlord’s Operating Statement or a Landlord’s Tax Statement.
“Landlord’s Tax Statement” shall mean a statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.2 furnished by Landlord to Tenant.
“Lessor(s)” shall mean a lessor under a Superior Lease.
“Letter of Credit” shall have the meaning set forth in Section 35.2.
“List” shall have the meaning set forth in Section 40.22(A).

“Manager” shall mean Global Holdings Management Group (US) Inc., or any successor contractor under Landlord’s contract for the management of the Building.
“Mortgage(s)” shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.
“Mortgagee(s)” shall mean any trustee under or mortgagee or holder of a Mortgage.
“Non-Renewal Notice” shall have the meaning set forth in Section 35.2.
“Notice(s)” shall have the meaning set forth in Section 27.1.
“OFAC” shall have the meaning set forth in Section 40.22(A).
“Operating Expenses” shall have the meaning set forth in Section 3.1(A).
“Operating Hours” shall mean 8:00 a.m. to 8:00 p.m. on Business Days.
“Operating Year” shall mean each calendar year that includes any part of the Term.
“Overtime Periods” shall have the meaning set forth in Section 28.2.
“Parties” shall have the meaning set forth in Section 40.2.
“Partnership Tenant” shall have the meaning set forth in Section 29.1.
“Person(s) or person(s)” shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.
“Persons Within Tenant’s Control” shall mean and include Tenant, all of Tenant’s respective principals, officers, agents, contractors, servants, employees, licensees and invitees.
“Prohibited Person” shall have the meaning set forth in Section 40.22(B).
“Real Property” shall mean the Building and the Land.
“Recapture Space” shall have the meaning set forth in Section 15.4(B).
“Recapture Sublease” shall have the meaning set forth in Section 15.4(C).
“Recapture Subtenant” shall have the meaning set forth in Section 15.4(C).
“Rental” shall mean and be deemed to include Fixed Rent, Additional Rent and any other sums payable by Tenant hereunder.
“Requirements” shall mean (i) all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Government Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease, and (iii) all requirements, obligations and conditions imposed by the carrier of Landlord’s hazard insurance policy for the Building.
“Rules and Regulations” shall mean the rules and regulations annexed hereto as Schedule E, and such other and further reasonable rules and regulations as Landlord and Landlord’s agents may from time to time adopt, on notice to Tenant to be given in accordance with the terms of this Lease. The parties agree that rules and regulations which are designed for the safety or security of occupants of the Building, property in the Building or the Building itself shall be deemed to be reasonable, including without limitation, rules requiring tenants to cause their mail to be opened outside the Building and irradiated or otherwise cleaned before being brought into the Building.
“Specialty Alterations” shall have the meaning set forth in Section 6.1(C), and without limiting anything to the contrary set forth therein, shall include, without limitation, all Alterations located outside of the Premises (if any), and any kitchens (as opposed to pantries), vaults, safes, shower facilities, fitness centers, private or executive restrooms, raised or reinforced flooring or subflooring structures, floor penetrations, stone flooring, structural reinforcements, auditoria, dumbwaiters, conveyors, main frame computer centers, copying centers for third-party commercial production, libraries, electrical and telecommunications risers, conduits and lines, supplemental HVAC equipment, back-up energy supply systems, generators, fuel tanks and UPS equipment and any internal staircases.
“Sublease Additional Rent” shall have the meaning set forth in Section 15.5.
“Sublease or Assignment Statement” shall have the meaning set forth in Section 15.4(B).
“Substantially Completed” or “Substantial Completion” shall, whenever used in this Lease with respect to work to be performed by Landlord, be deemed to mean that stage of the progress of such work as shall enable Tenant to have (a) the services to be provided to Tenant pursuant to Article 28 hereof, and (b) access to the Premises to permit Tenant’s use and occupancy of the Premises without material interference by reason of the completion of unfinished details of work to be performed by Landlord.
“Superior Lease(s)” shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements and modifications thereof.
“Taxes” shall have the meaning set forth in Section 3.1(B).
“Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each year, that includes any part of the Term, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes by the City of New York.

“Tenant”, on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter “Tenant” shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any successor tenant hereunder shall not be released from liability hereunder in the event of any assignment of this Lease.
“Tenant’s BID Payment” shall have the meaning set forth in Section 3.2(A).
“Tenant’s Operating Payment” shall have the meaning set forth in Section 3.3(A).
“Tenant’s Projected Operating Share” shall have the meaning set forth in Section 3.3(B).
“Tenant’s Property” shall mean Tenant’s movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property.
“Tenant’s Tax Payment” shall have the meaning set forth in Section 3.2(A).
“Unavoidable Delays” shall have the meaning set forth in Section 26.1.
ARTICLE 2
DEMISE, PREMISES, TERM, RENT
Section 2.1.     (A)     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence, subject to Article 23, on the Commencement Date and to end on the Fixed Expiration Date, unless earlier terminated or extended as provided herein.
(B)     Tenant acknowledges that Tenant is in possession of and familiar with the condition of the Premises pursuant to a sublease, as amended, from Zillow Group, Inc. (“Zillow”) expiring on April 29, 2030 (the “Existing Sublease”). Upon the execution and delivery of this Lease by the parties hereto, the Existing Sublease shall be deemed to have been extended by one day to April 30, 2030 (the “Existing Sublease Extension”), corresponding with the expiration date for the direct lease between Landlord and Zillow (the “Master Lease”), such that the Existing Sublease shall expire immediately prior to the Commencement Date. For the avoidance of doubt, Tenant shall not, upon the expiration of the Existing Sublease, be required to vacate and surrender the Premises or complete any restoration of any portion of the Premises that may be required by the Existing Sublease (or the Master Lease related thereto). Landlord hereby consents to the Existing Sublease Extension and shall execute a letter agreement to be entered into by Tenant, Zillow and Landlord to memorialize and effectuate the same.
Section 2.2.     Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand, by ECH transfer or by good and sufficient check drawn to the Landlord’s order on a bank or trust company with an office in the Borough of Manhattan, the City of New York, State of New York, at the office of Landlord or at such other place as Landlord may designate from time to time, the following:

(A)     from and after the Rent Commencement Date, the Fixed Rent, at the annual fixed rental rate set forth in the Reference Page, which shall be payable in equal monthly installments of Fixed Rent in advance on the first day of each and every calendar month during the Term; and
(B)     from and after the Commencement Date, additional rent (“Additional Rent”) consisting of all other sums of money (including, without limitation, Escalation Rent, subject to the terms of Article 3 hereof) as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).
Section 2.3.     If the Rent Commencement Date is other than the first day of a calendar month, or the Fixed Expiration Date is other than the last day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis.
Section 2.4.     Tenant shall pay the Fixed Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense for any reason whatsoever, except said abatement as may be occasioned by the occurrence of any event permitting an abatement of Fixed Rent and Escalation Rent as specifically set forth in this Lease.
ARTICLE 3
ESCALATION
Section 3.1.     For the purposes of this Article 3, the following terms shall have the meanings set forth below:
(A)     “Operating Expenses” shall mean the aggregate of those costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair, safety, replacement, management, security and maintenance of the Real Property, Building Systems, sidewalks, curbs, plazas, and other areas adjacent to the Building, and with respect to the services provided to tenants, including, without limitation: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefits or similar expenses relating to employees of Landlord engaged in the operation, cleaning, repair, safety, replacement, management, security or maintenance of the Real Property and the Building Systems or in providing services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker’s compensation coverage imposed by any Requirement, union contract or otherwise with respect to said employees; (iii) the cost of gas, oil, steam, electricity, water, sewer rental, HVAC and other utilities furnished to the Real Property and utility taxes; (iv) the expenses incurred for casualty, rent, liability, fidelity, plate glass, terrorism, bioterrorism and any other insurance; (v) the cost of repairs, maintenance and painting, including the cost of acquiring or renting all supplies, tools, materials and equipment used in operating or repairing the Building; (vi) expenditures, whether by purchase or lease, for capital improvements and capital equipment that are expensed or regarded as deferred expenses and capital expenditures, whether by purchase or lease, that are made (I) by reason of Requirements or (II) for labor-saving devices or to increase operating efficiencies, or (III) for emergency, security or property protection systems, or (IV) in lieu of a repair, in each case such capital expenditures to be included in Operating Expenses for the Operating Year in which such costs are incurred and every subsequent Operating Year (provided that no such costs shall be included in Operating Expenses for the Base Operating Year), to the extent amortized on a straight-line basis over ten (10) years, with interest calculated at an annual rate equal to three (3%) percent over the Base Rate in effect at the time of Landlord’s having made said expenditure; (vii) the cost or rental of all supplies, tools, materials and equipment; (viii) the cost of uniforms, work clothes and dry cleaning; (ix) the cost of window cleaning, janitorial, concierge, guard, watchman or other security personnel, service or system, if any; (x) management fees in an amount not to exceed three percent (3%) of the gross revenue derived from the Building for the Base Operating Year and each relevant Operating Year (which management fees shall be calculated on the same basis and with the same methodology in calculating same for both the Base Operating Factor and the Operating Expenses for each Operating Year, for which purposes “gross revenues” shall exclude security deposits and interest thereon, percentage rent and revenue generating concessions or specialty uses) and the cost of the management office; (xi) charges of independent contractors performing work included within this definition of Operating Expenses; (xii) telephone and stationery costs; (xiii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Real Property; (xiv) association fees and dues; (xv) the cost of decorations; (xvi) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building; and (xvii) exterior and interior landscaping;
provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be:
(1)     executives’ salaries above the grade of building manager;
(2)     amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses;
(3)     cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor;
(4)     any additional costs incurred in performing work or furnishing services or utilities for any tenant, whether at such tenant’s or Landlord’s expense, to the extent that such work or service is in excess of any work or service or utilities that Landlord is obligated to furnish to Tenant at Landlord’s expense;
(5)     Taxes;
(6)     refinancing costs and mortgage interest and amortization payments;
(7)     leasing commissions, rental concessions and lease buy-outs;
(8)     amortization and depreciation, except as otherwise specifically provided in clauses (vi) and (xvi) of this Section 3.1(A) above;

(9)     rental under any ground or underlying lease;
(10)     professional fees not allocated to the operation or management of the Real Property and professional fees allocable to specific disputes with, or preparation of leases for, specific tenants and prospective tenants; and
(11)     advertising and promotional expenses with respect to the Real Property.
(12)     reserves of any kind.
(13)     costs incurred in acquiring and insuring, but not costs incurred for maintaining, works of art of the quality and nature of “fine art” (rather than decorative art typically found in comparable office buildings in the vicinity of the Building).
(14) the wages of employees who do not devote substantially all of their time to the Building, provided that the costs of such employees may be prorated and the amount allocable to the time such employees devote to the Building may be included in Operating Expenses.
If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord for all or any portion of an Operating Year, Operating Expenses for such Operating Year shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such Operating Year by Landlord if it had, at its own expense, furnished such work or service to such tenant.
(B)     “Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Government Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building, other than BID Charges (as hereinafter defined); provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes or for an increase in any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord’s sole asset were the Real Property. With respect to any Tax Year, all expenses, including attorneys’ fees and disbursements and experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (a) any taxes on Landlord’s income, (b) franchise taxes, (c) estate or inheritance taxes, or (d) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed as a substitute for the whole or any part of, or as a substitute for an increase in, the taxes, assessments, levies, fees, charges and impositions that now constitute Taxes.
(C)     “BID Charges” shall mean business improvement district charges imposed on the Building and/or the Land, and any expenses incurred by Landlord in contesting the same.
Section 3.2.
(A)     From and after July 1, 2031, Tenant shall pay as Escalation Rent for each Tax Year, (i) an amount (“Tenant’s Tax Payment”) equal to Tenant’s Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Factor and (ii) an amount (“Tenant’s BID Payment”) equal to Tenant’s Share of the BID Charges. Tenant’s Tax Payment and Tenant’s BID Payment shall be payable by Tenant to Landlord in twelve (12) equal monthly installments (subject to the further provisions of this Section 3.2), the first of which shall be due within ten (10) days after receipt of a Landlord’s Tax Statement, regardless of whether such Landlord’s Tax Statement is received prior to, on or after the first day of such Tax Year and the remaining installments shall be due on the first day of each month thereafter. If there is any increase in Taxes or in BID Charges for any Tax Year, whether during or after such Tax Year, or if there is any decrease in the Taxes or in BID Charges for any Tax Year during such Tax Year, Landlord may furnish a revised Landlord’s Tax Statement for any Tax Year affected, and Tenant’s Tax Payment and Tenant’s BID Payment for such Tax Year shall be adjusted and, (a) within ten (10) days after Tenant’s receipt of such revised Landlord’s Tax Statement, Tenant shall (with respect to any increase in Taxes and/or BID Charges for such Tax Year) pay the appropriate increase in Tenant’s Tax Payment and/or Tenant’s BID Payment to Landlord, or (b) (with respect to any decrease in Taxes and/or BID Charges for such Tax Year) Landlord shall, at its election, either credit such decrease in Tenant’s Tax Payment and/or Tenant’s BID Payment against the next installment of Rental payable by Tenant or refund the amount of such decrease by check to the order of Tenant or, if at the end of the Term, there shall not be any further installments of Rental remaining against which Landlord can credit any decrease in Taxes and/or BID Charges due Tenant, Landlord shall deliver to Tenant Landlord’s check in the amount of the refund due Tenant within thirty (30) days after Landlord’s receipt of any refund. If, during the Term, Taxes or BID Charges are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the Lessor or the Mortgagee), in full or in quarterly or other installments on any other date or dates than as presently required, then Tenant’s Tax Payments and Tenant’s BID Payments shall be correspondingly accelerated or revised so that Tenant’s Tax Payments and Tenant’s BID Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities, the Lessor or the Mortgagee. The benefit of any discount for any early payment or prepayment of Taxes or BID Charges shall accrue solely to the benefit of Landlord and Taxes and BID Charges shall be computed without subtracting such discount.
(B)     Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce Taxes or BID Charges. If, after a Landlord’s Tax Statement has been sent to Tenant, a refund of Taxes or BID Charges is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Landlord’s Tax Statement adjusting the Taxes and BID Charges for such Tax Year (taking into account

Landlord’s expenses therefor) and setting forth Tenant’s Share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against the Escalation Rent; provided, however, that Tenant’s Share of such refund shall be limited to the amount of Tenant’s Tax Payment or Tenant’s BID Payment as applicable, which Tenant had theretofore paid to Landlord attributable to increases in Taxes or BID Charges for the Tax Year to which the refund is applicable.
(C)     Tenant’s Tax Payment and Tenant’s BID Payment and any credits with respect thereto as provided in this Section 3.2 shall be made as provided in this Section 3.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.
(D)     Tenant shall pay to Landlord within thirty (30) days after demand as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.
(E)     Each Landlord’s Tax Statement furnished by Landlord with respect to Tenant’s Tax Payment and Tenant’s BID Payment shall, at Tenant’s request, be accompanied by a copy of the real estate tax bill or bills for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate tax bill or bills in respect of any Tax Year, and Landlord’s failure to deliver such copy shall not affect Tenant’s obligations as to amount or due date(s) thereof.
(F)     If the Base Tax Factor subsequently shall be adjusted, corrected or reduced whether as the result of protest, by means of agreement or as the result of legal proceedings, the Base Tax Factor for the purpose of computing any Additional Rent payable pursuant to this Article shall be the Base Tax Factor as so adjusted, corrected or reduced. Until the Base Tax Factor is so adjusted, corrected or reduced, if ever, Tenant shall pay Additional Rent hereunder based upon the unadjusted, uncorrected or unreduced Base Tax Factor and upon such adjustment, correction or reduction occurring, any Additional Rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Landlord any Escalation Rent found due by such re-computation within thirty (30) days after being billed therefor (which bill shall set forth in reasonable detail the pertinent data causing and comprising such re-computation).
(G)     If the Commencement Date or the Expiration Date occurs on a date other than July 1 or June 30, respectively, any Tenant’s Tax Payment and Tenant’s BID Payment due under this Article 3 for the Tax Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Tax Year. If the Commencement Date or the Expiration Date occurs on a date other than January 1 or December 31, respectively, any Tenant’s Operating Payment under this Article 3 for the Operating Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Operating Year. In the event of a termination of this Lease, any Escalation Rent under this Article 3 shall be paid or adjusted within thirty (30) days after submission of a Landlord’s Statement. In no event shall Fixed Rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any Escalation Rent shall survive the Expiration Date.
Section 3.3.
(A)     From and after July 1, 2031, Tenant shall pay as Escalation Rent for each Operating Year an amount (“Tenant’s Operating Payment”) equal to Tenant’s Share of the amount by which Operating Expenses for such Operating Year are greater than the Base Operating Factor; provided, however, Tenant shall not be obligated to pay Escalation Rent for increases in Operating Expenses for the first fourteen (14) months following the Commencement Date.
(B)     Landlord may furnish to Tenant, with respect to each Operating Year, a Landlord’s Operating Statement setting forth Landlord’s estimate of Tenant’s Operating Payment for such Operating Year (“Tenant’s Projected Operating Share”). Tenant shall pay to Landlord on the first day of each month during such Operating Year, as Escalation Rent, an amount equal to one-twelfth of Tenant’s Projected Operating Share for such Operating Year. If, however, Landlord furnishes any such Landlord’s Operating Statement for an Operating Year subsequent to the commencement of such Operating Year, then (a) until the first day of the month following the month in which such Landlord’s Operating Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.3 in respect of the last month of the preceding Operating Year; (b) after such Landlord’s Operating Statement is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Projected Operating Share previously made for such Operating Year were greater or less than the installments of Tenant’s Projected Operating Share to be made for such Operating Year in accordance with such estimate, and (i) if there is a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (ii) if there was an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rental or, if at the end of the Term there shall not be any further installments of Rental remaining against which Landlord can credit any such overpayment due Tenant, Landlord shall deliver to Tenant Landlord’s check in the amount of the refund due Tenant within thirty (30) days after Tenant shall first be entitled to a credit for the overpayment of Operating Expenses; and (c) on the first day of the month following the month in which such Landlord’s Operating Statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant’s Projected Operating Share shown in such Landlord’s Operating Statement. Landlord may furnish to Tenant a revised Landlord’s Operating Statement with a new estimate of Tenant’s Projected Operating Share for such Operating Year and, in such case, Tenant’s Projected Operating Share for such Operating Year shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.
(C)     After the end of each Operating Year, Landlord shall furnish to Tenant a Landlord’s Operating Statement for such Operating Year. Each such year-end Landlord’s

Operating Statement shall be accompanied by a computation of Operating Expenses for the Building prepared by the Manager or a certified public accountant designated by Landlord from which Landlord shall make the computation of Escalation Rent due in respect of Operating Expenses hereunder. In making computations of Operating Expenses, the certified public accountant or the Manager may rely on Landlord’s reasonable estimates and allocations whenever said estimates and allocations are needed for this Article 3. If the Landlord’s Operating Statement shows that the sums paid by Tenant under Section 3.3(B) exceeded Tenant’s Operating Payments required to be paid by Tenant for such Operating Year, Landlord shall credit the amount of such excess against subsequent payments of Rental or, if at the end of the Term there shall not be any further installments of Rental remaining against which Landlord can credit any such overpayments due Tenant, Landlord shall deliver to Tenant Landlord’s check in the amount of the refund due Tenant within thirty (30) days after Tenant shall first be entitled to a credit for the overpayment of Operating Expenses; and if the Landlord’s Operating Statement for such Operating Year shows that the sums so paid by Tenant were less than Tenant’s Operating Payment due for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor.
Section 3.4.     Landlord’s failure to render any Landlord’s Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord’s right thereafter to render a Landlord’s Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year, as the case may be, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right thereafter to render a corrected Landlord’s Statement for that Tax Year or Operating Year. Notwithstanding anything to the contrary contained in this Lease, in the event Landlord fails to give a Landlord’s Operating Statement or a Landlord’s Tax Statement (or any corrections thereto) to Tenant for any Operating Year or Tax Year (as the case may be), on or before the date which is two (2) years following the expiration of such Operating Year (with respect to any Landlord’s Operating Statement), or two (2) years following the later of (i) the end of the Tax Year in question or (ii) the date of the final determination of the Taxes in question (with respect to any Landlord’s Tax Statement), then Landlord shall be deemed to have waived the payment of any then unpaid Escalation Rent which would have been due pursuant to said Landlord’s Operating Statement or Landlord’s Tax Statement (or correction thereto), as the case may be.
Section 3.5.     (A)     Any Landlord’s Statement sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such Landlord’s Statement is sent, Tenant shall send a written notice to Landlord objecting to such Landlord’s Statement and specifying, to the extent reasonably practicable, the respects in which such Landlord’s Statement is disputed. If Tenant shall send such notice with respect to a Landlord’s Operating Statement, Tenant may, at its own expense, select an independent certified public accountant which is not being compensated by Tenant, in whole or in part, on a contingency or “success” basis (an “Approved Examiner”), provided that such Approved Examiner is not and has not during the Term been affiliated with, a shareholder in, an officer, director, partner, or employee of, any Manager during the Term or the Manager named in this Lease, and such Approved Examiner may examine Landlord’s books and records relating solely to disputed aspects of the Operating Expenses to determine the accuracy of Landlord’s Operating Statement. Upon Landlord’s request, Tenant shall furnish Landlord with evidence that the Approved Examiner is not being compensated on a contingency or “success” basis, including a copy of Tenant’s engagement agreement with the Approved Examiner. The Approved Examiner must conclude its examination no later than sixty (60) days after Landlord provides Tenant’s Approved Examiner with access to Landlord’s books and records. Tenant recognizes the confidential nature of Landlord’s books and records and agrees that information obtained by it or an Approved Examiner during any examination (including any compromise, settlement or adjustment relating to the results of such examination) shall be maintained in strict confidence by Tenant and such Approved Examiner. As a condition precedent to Tenant’s exercise of its right to examine Landlord’s books and records, Tenant shall deliver to Landlord a confidentiality agreement, reasonably satisfactory to Landlord, from the Approved Examiner to the same effect as Tenant’s agreement contained in the preceding sentence. If, after such examination, such Approved Examiner shall dispute such Landlord’s Operating Statement and Landlord and Tenant are unable to resolve the dispute within thirty (30) days after the completion of the examination, then either party may elect to have the dispute resolved by arbitration, as set forth in Section 3.5(B) below. The fees and expenses involved in resolving such dispute shall be borne by the unsuccessful party. Notwithstanding the giving of such notice by Tenant, as a condition of Tenant’s right to cause the Approved Examiner to inspect Landlord’s books and records, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Landlord’s Statement, as provided in this Article 3. The obligations contained in this Section 3.5 shall survive the Expiration Date.
(B)     (1)    Any dispute under this Section 3.5 shall be resolved as follows. An independent certified public accountant (the “Independent CPA”) shall be selected by Landlord, and approved by Tenant, which approval shall not be unreasonably withheld or delayed. The Independent CPA shall not have been previously employed or hired by Landlord, Tenant or any of Landlord’s affiliates or the Manager within the immediately preceding period of five (5) years. If Landlord and Tenant are unable to agree upon the Independent CPA, then he or she shall be designated by the American Arbitration Association (“AAA”). The Independent CPA selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five (5) year period and shall have at least ten (10) years’ experience in the practice of real estate accounting. Landlord and Tenant shall each submit to the Independent CPA and to the other, based upon the definition of Operating Expenses and the principles set forth in this Article 3, its determination of Operating Expenses for the applicable Operating Year. The Independent CPA shall determine which of the two (2) determinations more closely represents the proper calculation of Operating Expenses pursuant to the provisions of this Article 3. The Independent CPA may not select any other calculation of Operating Expenses other than one submitted by Landlord or Tenant. The determination of the Independent CPA shall be binding upon Landlord and Tenant and shall constitute the Operating Expenses for the applicable Operating Year.
(2)    Landlord and Tenant hereby agree to, and hereby do: (i) waive any and all rights either of them at any time may have to revoke their agreement hereunder to submit to arbitration as set forth in this Section 3.5; (ii) consent to the entry of judgment in any court upon any award rendered in any arbitration held pursuant to this Section 3.5; and (iii) acknowledge that any award rendered in any arbitration held pursuant to this Section 3.5, whether or not such award has been entered for judgment, shall be final and binding upon Landlord and Tenant.

Section 3.6.     In determining the amount of the Base Operating Factor and Operating Expenses, if less than one hundred (100%) percent of the Building’s rentable area shall have been occupied by tenant(s) at any time during the Base Operating Year or any subsequent Operating Year, Operating Expenses, for the purposes of the Base Operating Factor and for any Operating Year, shall be adjusted to the amount which would normally be expected to be incurred had one hundred (100%) percent of all such areas been occupied throughout the Base Operating Year or any subsequent Operating Year. The provisions of this Section with respect to adjustments of Operating Expenses for vacancy, shall apply only to Operating Expenses which are variable and which increase in the same relationship to the increase in occupancy in the Building and shall not apply to any Operating Expenses which do not vary with the level of occupancy in the Building.
Section 3.7.     (A)    The terms defined below shall for the purposes of this Lease have the meanings herein specified:
(i)    “Carbon Emissions Law” means collectively, Local Law 97 of the Local Laws of the City of New York for the Year 2019 or any amendment, modification, supplement or replacement thereof, any rules or regulations promulgated pursuant thereto.
(ii)    “CEL Charges” means (x) all costs, expenses, fines, penalties or other similar charges payable by Landlord under or to comply with the Carbon Emissions Law and attributable to the Building, and (y) amounts paid to purchase renewable energy credits and/or “greenhouse gas offsets” in order to reduce the amounts that would otherwise be payable under clause (x); provided, that CEL Charges shall not include (A) any costs, expenses, fines, penalties or similar charges paid by Landlord (including, without limitation, in connection with any penalties or charges levied upon the Building under the Carbon Emissions Law or otherwise) directly or indirectly arising from, or attributable to, (i) any failure of Landlord to duly meet any reporting, improvements, installation and/or any other obligations under the Carbon Emissions Law applicable to the Building or (ii) Landlord’s failure to operate and maintain any Building systems in accordance with the standards from time to time prevailing with respect to comparable office buildings in midtown Manhattan, or (B) any capital expenditures incurred by Landlord in order to comply with Carbon Emissions Law (provided that the same shall be included in Operating Expenses as set forth in the last grammatical paragraph of Section 3.1(A)).
(iii)    “Base Building GHG Emissions” means the amount of greenhouse gas emissions, expressed in tons of carbon dioxide equivalents (tCO2e), for any calendar year in which the Building is subject to the Carbon Emissions Law, calculated by a registered design professional in accordance with the requirements of the Carbon Emissions Law and attributable to the energy used at the Building (including electricity, steam, natural gas, diesel fuel and any other energy source used at the Building in the future) to operate all non-leasable portions of the Building during such calendar year, as determined by the applicable meters and/or submeters in the Building.
(iv)    “Total GHG Emissions” means, for any calendar year in which the Building is subject to the Carbon Emissions Law, the sum of the Base Building GHG Emissions plus the Leasable Area GHG Emissions, in each case, for such calendar year.

(v)    “Leasable Area GHG Emissions” means the amount of greenhouse gas emissions, expressed in tCO2e for any applicable calendar year in which the Building is subject to the Carbon Emissions Law, equal to all greenhouse gas emissions calculated by a registered design professional in accordance with the requirements of the Carbon Emissions Law and attributable to energy used to power the leasable portions of the Building during such calendar year, as determined by tenants’ meter or meters, connected supplemental air conditioning tonnage, documented overtime HVAC services provided, and documented usage of diesel fuel, as applicable with respect to such leasable portions.
(vi)    “Tenant’s GHG Emissions” means the amount of greenhouse emissions, expressed in tCO2e for any applicable calendar year in which the Building is subject to the Carbon Emissions Law, equal to all greenhouse gas emissions calculated by a registered design professional in accordance with the requirements of the Carbon Emissions Law and attributable to all energy used in the Premises (x) by Tenant and anyone claiming by, through or under Tenant and (y) to provide overtime HVAC service and any other non-building standard service requested by Tenant to the Premises, in each case, during such calendar year as determined by Tenant’s submeters or direct meters for electricity, steam and natural gas, connected supplemental air conditioning tonnage, documented overtime HVAC services provided, or documented usage of diesel fuel.
(vii)    “Tenant’s GHG Emissions Limit” means the amount of greenhouse gas emission, expressed in tCO2e, allocated to the Premises by Landlord for any calendar year in which the Building is subject to the Carbon Emissions Law based upon the square footage of the leased Premises and the category of Tenant’s use therein as provided for by the Carbon Emissions Law.
(B)     In addition to Tenant’s obligation to pay the charges for utilities and services set forth in invoices for utilities and services, whether from Landlord or directly from the provider, if the Total GHG Emissions for the Building exceed the allocation of greenhouse gas emissions, expressed in tCO2e, applicable to the Building under the Carbon Emissions Law for any calendar year, then Tenant shall also pay to Landlord an amount (such amount, “Tenant’s CEL Payment”) equal to (i) the amount of the CEL Charges payable by Landlord as a result of Tenant’s GHG Emissions exceeding Tenant’s GHG Emissions Limit for the applicable calendar year, plus (y) Tenant’s Share of any Carbon Emissions Law penalty attributable to Base Building GHG Emissions for the applicable calendar year, provided that the portion of Tenant’s CEL Payment payable in accordance with clause (y) hereof shall not exceed $1.50 per rentable square foot of the Premises during any calendar year.
(C)     Upon reasonable request by Landlord, Tenant shall provide to Landlord reasonable statements of information in Tenant’s possession related to Tenant’s GHG Emissions in the Premises. Landlord, at Landlord’s sole cost and expense, shall have the right to audit Tenant’s GHG Emissions and Tenant’s books and records directly related thereto for any calendar year or portion thereof (but not more frequently than once per calendar year), in each case upon at least twenty-one (21) days’ written notice to Tenant.
(D)     Within one hundred eighty (180) days following the assessment or imposition of any CEL Charges, Landlord shall submit to Tenant a statement (each a “CEL

Statement”) prepared by Landlord or Manager and certified as true and correct by an officer of Landlord or Manager, setting forth in reasonable line item detail the greenhouse gas emissions produced by the Building and the Premises for the calendar year in question, and a calculation of Tenant’s CEL Payment for such calendar year, if any, calculated in accordance with Section 3.7(B) above. Within thirty (30) days after receipt of a CEL Statement prepared in accordance with this Section 3.7(D), Tenant shall make payment of the Tenant’s CEL Payment. Tenant shall have the right to audit the CEL Statement in the same manner as Tenant’s audit of Operating Expenses pursuant to the provisions of Section 3.5 of this Lease.
(E)     In no event shall the Fixed Rent under the Lease be reduced by virtue of this Section 3.7.
ARTICLE 4
ELECTRICITY
Section 4.1.     Subject to the provisions of this Article, Landlord shall provide electricity to the Premises through the existing electrical system of the Building for the operation of Tenant’s electrical systems and equipment at the Premises. Landlord, at Tenant’s expense, shall maintain one or more submeters measuring Tenant’s consumption and demand of electricity in the Premises, including any electricity to operate any supplemental air conditioning system now or hereafter located in the Premises. To the extent not included in Operating Expenses, Tenant shall pay to Landlord for Tenant’s electrical usage, as Additional Rent, within fifteen (15) days following Tenant’s receipt of Landlord’s Statement, at such charges, terms and rates, as are applied to the monthly readings on each such meters or submeters, as set from time to time during the Term by the public utility serving the Building under the service classification in effect pursuant to which Landlord purchases electricity, plus an amount equal to five (5%) percent thereof to reimburse Landlord for administrative services in connection with supplying and billing such electricity (the “Electricity Additional Rent”). If more than one meter or submeter measures Tenant’s electricity, the electricity rendered through each submeter may be computed and billed separately in accordance with this Section.
Section 4.2.     Tenant shall be responsible for all installations and wiring necessary to distribute electrical energy in the Premises, including the tie-in of electrical service to the Premises from the meters or submeters measuring Tenant’s electrical consumption. Landlord shall, during the Term of this Lease, ensure that the Premises has a capacity to handle an aggregate of up to nine (9) watts demand load per usable square foot of the Premises (exclusive of the HVAC System), to the extent Tenant demonstrates to Landlord’s reasonable satisfaction that Tenant needs such capacity in connection with its operations in the Premises. Such electric energy shall be furnished to Tenant by means of the existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. Tenant’s use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors, feeders, risers, wiring installation and equipment in the Building or otherwise serving the Premises. Tenant may not use any electrical equipment, which, in Landlord’s judgment, will overload such installations or interfere with the use thereof by other tenants of the Building. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord’s prior written consent in each instance, connect any additional fixtures, appliances or equipment (other than personal computers, word processors, facsimile machines, photocopiers, lamps, typewriters and similar office machines) to the Building electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers, or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by Tenant upon Landlord’s demand. Unless caused by the negligence or willful misconduct of Landlord, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric current furnished to the Premises or for any loss or damage or expense which Tenant may sustain or incur if either the said supply or character of electric current either fails or changes or is no longer available for Tenant's requirements. At all times during the Term of this Lease, Tenant shall comply with all Requirements and the public utility applicable to service, equipment, wiring and changes in Requirements.
Section 4.3.     At Landlord’s option, Tenant shall purchase from Landlord all lighting tubes, lamps, bulbs and ballasts used in the Premises and Tenant shall pay Landlord’s reasonable charges for providing and installing the same, on demand, as Additional Rent.
Section 4.4.     Landlord shall have the right, in its sole discretion, to select any entity or entities which it desires to have as the electrical service provider to the Building (including the Premises), and Tenant shall not have the right to select the same or participate in the selection of the same, except and to the extent that any Requirement mandates that Tenant have any such right(s).
ARTICLE 5
USE AND OCCUPANCY
Section 5.1.     Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose.
Section 5.2.     Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing (other than those which are ancillary to an otherwise Permitted Use), (2) for an off-the-street retail commercial banking, thrift institution, loan company, trust company, depository or safe deposit business accepting deposits from the general public, (3) for the off-the-street retail sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (4) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing having or asserting sovereign immunity, (5) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for the preparation, dispensing and consumption of food by Tenant’s employees who work in the Premises and not for the sale of food to any Persons other than such employees, (6) as an employment agency, day-care facility, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), (7) as a barber shop, beauty salon or manicure shop, (8) for product display activities (such as those of a manufacturer’s representative), (9) as offices of any public utility company, (10) for data processing activities (other than those which are ancillary to an otherwise Permitted Use), (11) for health care activities, (12) for clerical support services or offices of public stenographers or typists (other than those which are ancillary to an otherwise Permitted Use), (13) as reservation centers for airlines or travel agencies, (14) for retail or manufacturing use (including off the street retail sales of securities), (15) as studios for radio, television or other media, (16) for offices for a real estate brokerage firm or (17) for any obscene or pornographic purpose or any sort of commercial sex establishment or for exhibition to the public of any obscene or pornographic materials. For purposes of the preceding clause (17), “pornographic” shall mean that the material or purpose has prurient appeal or relates, directly or indirectly, to lewd or prurient sexual activity and “obscene” shall have the meaning ascribed thereto in New York Penal Law Section 235.00. Furthermore, the Premises shall not be used for any purpose that would, in Landlord’s reasonable judgment, tend to lower the first-class character of the Building, create unreasonable or excessive elevator or floor loads, violate the certificate of occupancy of the Building, impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building, interfere with the use of the other areas of the Building by any other tenants, or impair the appearance of the Building.
ARTICLE 6
ALTERATIONS
Section 6.1.
(A)     Except as otherwise provided in this paragraph, Tenant shall not make or permit to be made any Alterations without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, provided that: (i) the outside appearance of the Building shall not be affected; (ii) the strength of the Building shall not be affected; (iii) the structural parts of the Building shall not be affected; (iv) no part of the Building outside of the Premises shall be affected; (v) the Building Systems shall not be affected and the use of such systems by Tenant shall not be increased beyond Tenant’s allocable portion of the reserve capacity thereof, if any and (vi) the cost of such Alterations do not exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). Reference is made to Schedule B hereto, which contains the Building Alteration Rules and Regulations applicable to the Building, which is incorporated by reference in this Lease. Landlord reserves the right to make reasonable changes and additions thereto. Notwithstanding anything to the contrary provided in this Lease, the consent of Landlord and the engagement of an architect shall not be required for (x) mere painting, wall-covering, carpeting or other similar-type cosmetic improvements in or to the Premises (“Decorative Alterations”) or (y) any Alterations in the Premises that satisfy the conditions set forth in clauses (i) through (iv) of this Section 6.1(A), and cost no more than One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (clauses (x) and (y) being referred to herein as “Minor Alterations”); provided that in each case governed by clauses (x) and (y) of this sentence, (I) no governmental permit is required in connection therewith, and (II) Tenant shall give Landlord at least two (2) weeks prior notice of Tenant’s performance of any such Decorative Alterations and/or other Minor Alterations and shall schedule the performance of the same with Landlord.

(B)     (1)     Prior to making any Alterations, Tenant shall, at Tenant’s expense, (i) except with respect to Decorative Alterations and Minor Alterations, submit to Landlord six (6) sets of blue lines of final, stamped and detailed plans and specifications (including layout, architectural, electrical, mechanical and structural drawings) that comply with all Requirements for each proposed Alteration, and Tenant shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, (ii) at Tenant’s expense, obtain all permits, approvals and certificates required by any Government Authorities, and (iii) furnish to Landlord duplicate original policies of worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Alteration) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages), in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alterations required by any Government Authority and shall furnish Landlord with copies thereof, together with the “as-built” plans and specifications for such Alterations, in such format as shall from time to time be reasonably designated by Landlord. All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord, all Requirements and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. In addition, no such Alteration for which the cost of labor and materials (as estimated by Landlord’s architect, engineer or contractor) is in excess of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00), either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall be undertaken prior to Tenant’s delivering to Landlord such security for timely lien-free completion thereof as is reasonably satisfactory to Landlord, and such Alteration shall be performed only under the supervision of a licensed architect satisfactory to Landlord.
(2)     Landlord shall endeavor to respond to the proposed plans and specifications referred to in Section 6.1(B)(1)(i) within twelve (12) Business Days after submission, but Landlord shall have no liability to Tenant by reason of Landlord’s failure to respond within such time period. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation, warranty or liability whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof or with respect to Requirements or otherwise.
(C)     Except as otherwise provided in the Building Rules and Building Standards for Alterations, Tenant shall be permitted to perform Alterations during Operating Hours, provided that such work does not interfere with or interrupt the operation and maintenance of the Building or unreasonably interfere with or interrupt the use and occupancy of the Building by other tenants in the Building. Otherwise, Alterations shall be performed at

Tenant’s expense and at such times and in such manner as Landlord may from time to time reasonably designate. All Alterations shall become a part of the Building and shall be Landlord’s property from and after the installation thereof and may not be removed or changed without Landlord’s consent. Notwithstanding the foregoing, however, Landlord, at Tenant’s request, on or before the date Landlord approves Tenant’s plans and specifications for such Alterations, shall notify Tenant whether Landlord will at the end of the Term require Tenant to remove those Alterations designated by Landlord as specialty Alterations (“Specialty Alterations”), which shall only be structural Alterations or those Alterations that exceed the customary, standard types of Alterations for general, executive and administrative business offices in Manhattan and which would be materially more expensive to demolish or remove than such customary, standard types of Alterations, and to repair and restore in a good and workmanlike manner to Building standard condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. If Tenant fails to make such request Landlord may require Tenant to remove any Specialty Alterations made in connection therewith and so to repair and restore any resulting damage, by giving Tenant a notice in writing not later than ninety (90) days prior to the Fixed Expiration Date or within fifteen (15) days after any earlier termination of this Lease. For the avoidance of doubt, Tenant shall have no obligation to remove any Decorative Alterations, Minor Alterations, or any Alterations to which Landlord has consented other than Specialty Alterations (provided that Tenant shall not be required to remove any Alterations installed in the Premises as of the date of this Lease). Without limiting the foregoing provisions, and notwithstanding anything to the contrary contained therein, upon the Expiration Date or the earlier termination of the Term, Tenant shall remove all wiring and cabling installed by Tenant from the raceways and conduits located in the Premises. All Tenant’s Property shall remain the property of Tenant and, on or before the Expiration Date or earlier end of the Term, may be removed from the Premises by Tenant at Tenant’s option, provided, however, that Tenant shall repair and restore in a good and workmanlike manner to Building standard condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. The provisions of this Section 6.1(C) shall survive the expiration or earlier termination of this Lease.
(D)     (1)     All Alterations shall be performed, at Tenant’s sole cost and expense, by contractors, subcontractors or mechanics approved by Landlord.
(2)     Notwithstanding the foregoing, with respect to any Alteration affecting any Building Systems, (i) Tenant shall employ Landlord’s or the Manager’s designated contractor, and (ii) the Alteration shall, at Tenant’s expense, be designed and supervised by either Landlord’s or the Manager’s engineer. In addition, Tenant shall employ Landlord’s or the Manager’s designated expediter with respect to any filings with, or other submissions to, applicable Government Authorities in connection with any of Tenant’s Alterations.
(E)     (1)     Any mechanic’s lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be cancelled or discharged by Tenant, by payment or filing of the bond required by law, within twenty (20) days after such lien shall be filed, and Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom by reason thereof.

(2)     If Tenant shall fail to discharge such mechanic’s lien within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanic’s lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.
(3)     Any amount paid by Landlord for any of the aforesaid charges and for all expenses of Landlord (including, but not limited to, attorneys’ fees and disbursements) incurred in defending any such action, discharging said lien or in procuring the discharge of said lien, with interest on all such amounts at the maximum legal rate of interest then chargeable to Tenant from the date of payment, shall be repaid by Tenant within ten (10) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.
Section 6.2.     Tenant shall reimburse Landlord, within ten (10) Business Days after demand therefor, for any actual out-of-pocket third party expense incurred by Landlord for reviewing the plans and specifications for any Alterations.
Section 6.3.     Landlord, at Tenant’s expense, and upon the request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirements shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense or liability in connection therewith and, provided further, that in no event shall Tenant, its architect, engineer or other construction consultant be permitted to utilize any so-called “self-certification” procedure to obtain building permits with respect to any proposed Alterations.
Section 6.4.     Tenant shall furnish to Landlord copies of records of all Alterations and of the cost thereof within fifteen (15) days after the completion of such Alterations.
Section 6.5.     (A)    Provided that no Event of Default is then continuing under this Lease, from and after May 1, 2028, Landlord, subject to the conditions set forth below, shall pay to Tenant (or any Permitted Transferee) up to the amount of the Tenant Improvement Allowance (i) in connection with the Alterations to be made by Tenant for Tenant’s continued occupancy of the Premises during the Term (the “Initial Alterations”), for those costs and expenses directly incurred by Tenant in connection with the actual hard costs of construction of the Initial Alterations, as shown on the approved plans and specifications referred to in Section 6.1 for such Initial Alterations (which Initial Alterations may include Decorative Alterations and/or Minor Alterations); and (ii) for so-called “soft costs” for Tenant’s architectural, engineering and design fees, construction management fees and expediting and filing fees; provided that Landlord shall not be obligated to fund more than twenty (20%) percent of the Tenant Improvement Allowance for such “soft costs”. Tenant shall submit to Landlord a line item budget setting forth estimated construction costs in detail prior to commencement of the Initial Alterations.

(B)    Provided that no Event of Default is then continuing, Landlord shall pay for such costs by reimbursing Tenant up to the amount of the Tenant Improvement Allowance from time to time, but not more frequently than in monthly installments, with respect to each such installment within thirty (30) days after: (i) Landlord receives from Tenant proper invoices marked “paid” and lien waivers for that portion of the Initial Alterations then completed; (ii) with respect to hard costs of Alterations for which Tenant is required to engage an architect as set forth in this Lease, Landlord receives from Tenant an original executed certificate from Tenant's independent licensed architect stating (x) that, in his or her opinion, the portion of the Initial Alterations completed and for which the disbursement is requested was performed in a good and workmanlike manner and substantially in accordance with Tenant's plans and specifications, and (y) the percentage of the Initial Alterations completed as of the date of such certificate; (iii) with respect to hard costs, all Governmental Authorities having or asserting jurisdiction (including the Department of Buildings or similar agency) shall have issued final approvals of that portion of the Initial Alterations then completed (to the extent approvals are issued for such portions of work and to the extent required in compliance with Requirements), and true copies of such approvals shall have been delivered to Landlord; and (iv) Landlord receives from Tenant a written signed statement or request from an authorized officer of Tenant outlining in reasonable detail the amount of the Tenant Improvement Allowance then being requested in such installment, along with a certified statement by Tenant that the amount claimed is for reimbursement to Tenant following Tenant’s payment of the listed parties. Landlord may retain ten percent (10%) of each installment of the Tenant Improvement Allowance and hold the same as retainage (the “Retainage”) until the Initial Alterations are completed and approved by Landlord (and all documentation for this final installment are timely submitted and requirements met, as set forth herein). Each such request with respect to such installment of the Tenant Improvement Allowance must be made by Tenant and received by Landlord (along with all required documentation and information set forth in this Section 6.5(B)) no later than two (2) years after the Commencement Date (the “TIA Requisition Deadline”). In the event the cost of the Initial Alterations exceeds the Tenant Improvement Allowance, Tenant shall be responsible to pay all of such excess costs and expenses. It is expressly understood and agreed that Tenant shall complete the Initial Alterations, whether or not the Tenant Improvement Allowance is sufficient to fund such completion. Notwithstanding the foregoing, except for the Retainage, Tenant shall have the right to convert any unused portions of the Tenant Improvement Allowance to a credit against the Fixed Rent due hereunder by notice given to Landlord, which notice may be given at any time from the TIA Requisition Deadline through and including the first (1st) anniversary of the TIA Requisition Deadline (it being agreed that any such credit shall be applied against the installment(s) of Fixed Rent commencing on the first day of the first month immediately following the month in which such notice is given, until the credit shall be fully applied).
(C)    Notwithstanding anything to the contrary contained in this Section 6.5, if, at the time any installment of the Tenant Improvement Allowance is required to be made, Tenant is in arrears in the payment of Fixed Rent or Additional Rent beyond any applicable periods of notice and cure, then Landlord may offset the amount of such arrearages against the installment due from Landlord under this Section 6.5.
(D)    Subject to the terms and conditions set forth in this Section 6.5, within thirty (30) days after the last to occur of (i) Tenant’s request for the final installment of the Tenant Improvement Allowance, (ii) substantial completion of the Initial Alterations in accordance with the terms hereof, (iii) delivery to Landlord of general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the supply of materials used in connection with the Initial Alterations, (iv) unless the Initial Alterations consist entirely of Decorative Alterations and/or Minor Alterations not requiring the preparation of plans and specifications by an architect, delivery to Landlord of a certificate from Tenant’s independent licensed architect certifying that (x) in his or her opinion the Initial Alterations has been performed in a good and workmanlike manner and completed substantially in accordance with Tenant’s plans and specifications for the Initial Alterations, and (y) to his or her knowledge all contractors, subcontractors and materialmen have been paid for the Initial Alterations, and materials furnished through such date, and (v) satisfaction in all material respects of all of the conditions set forth above in this Section 6.5, Landlord shall pay the Retainage to Tenant. Tenant expressly agrees that Landlord’s obligation to pay the Retainage shall also be conditioned upon Tenant’s compliance with the requirements set forth in Section 6.5(B) above.
(E)    In no event shall the aggregate amount paid by Landlord to Tenant under this Section 6.5 ever exceed the amount of the Tenant Improvement Allowance set forth on the Reference Page.
(F)    For the avoidance of doubt, Tenant may use the Tenant Improvement Allowance for Alterations, Decorative Alterations or Minor Alterations made as part of the Initial Alterations in accordance with this Article 6. References in this Section 6.5 to Tenant shall include any Permitted Transferee.
Section 6.6.     Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or of any other property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.
ARTICLE 7
REPAIRS; FLOOR LOAD
Section 7.1.     Tenant, at Tenant’s sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein (and any supplemental air-conditioning equipment and any other equipment installed by Tenant, wherever located) and make all repairs thereto as and when needed to preserve them in good working order and condition, except for (a) reasonable wear and tear, (b) obsolescence and (c) damage for which Tenant is not responsible pursuant to the provisions of Article 13. Except as otherwise provided in this Section 7.1, Tenant shall not be obligated to repair any Building Systems, except that Tenant shall (i) maintain the fire and life safety system and its components (“Class E Systems”) within the Premises by entering into a maintenance contract with the Building’s Class E System contractor and (ii) at its cost hire the Building’s Class E Systems contractor to re-connect the Class E Systems within the Premises to the Building’s Class E Systems (if Tenant causes the same to be disconnected). The design and decoration of the elevator areas of each floor of the Premises and the public corridors of any floor of the Premises occupied by more than one (1) occupant shall be under the sole control of Landlord. Notwithstanding any provision contained in this Lease to the contrary, all damage or injury to the Premises, and all damage or injury to any other part of the Building, or to its fixtures, equipment and appurtenances (including Building Systems), whether requiring structural or non-structural repairs, caused by the moving of Tenant’s Property or caused by or resulting from any act or omission of, or Alterations made by, Tenant or Persons Within Tenant’s Control, shall be repaired by Tenant, at Tenant’s sole cost and expense, to the reasonable satisfaction of Landlord (if the required repairs are non-structural in nature and do not affect any Building Systems), or by Landlord at Tenant’s sole cost and expense (if the required repairs are structural in nature or affect any Building Systems). All of the aforesaid repairs shall be performed in a manner and with materials and design of first class and quality consistent with first-class office buildings in Manhattan and shall be made in accordance with the provisions of Article 6. If Tenant shall fail, after five (5) days’ notice (or such shorter period as may be required because of an emergency), to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within ten (10) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any Building Systems located in, servicing or passing through the Premises.
Section 7.2.     Tenant shall not place a load upon any floor of the Premises which exceeds fifty (50) pounds per square foot “live load”. Tenant shall not locate or move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent shall not be unreasonably withheld, and Tenant shall make payment to Landlord of Landlord’s costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixture requires special handling (as determined by Landlord), Tenant shall employ only persons holding a Master Rigger’s license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may designate. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance.
Section 7.3.     Landlord shall operate, maintain and make all necessary repairs (both structural and non-structural) to the Building Systems (including, without limitation, the HVAC System) and the public portions of the Building, both exterior and interior, in conformance with standards applicable to comparable office buildings in Manhattan, except for those repairs for which Tenant is responsible pursuant to any other provision of this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such repairs, alterations, additions or improvements. Notwithstanding the foregoing, if Tenant shall so request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates or incur other overtime costs in making such repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after demand therefor, an amount equal to the excess costs incurred by Landlord by reason of compliance with Tenant’s request. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment.
ARTICLE 8
WINDOW CLEANING
Section 8.1.     Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.
ARTICLE 9
REQUIREMENTS OF LAW
Section 9.1.     Tenant shall not do, and shall not permit Persons Within Tenant’s Control to do, any act or thing in or upon the Premises or the Building which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any Requirements. Tenant shall, at Tenant’s sole cost and expense, take all action, including making any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of Local Laws No. 5 of 1973, No. 16 of 1984, No. 76 of 1985, No. 58 of 1987 and the Americans With Disabilities Act of 1990 (the “ADA”), each as modified and supplemented from time to time) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant’s occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a “place of public accommodation” under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any structural Alterations necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any Alterations or installations in the Premises (whether made by Tenant or by Landlord on behalf of Tenant), or (ii) Tenant’s particular use, manner of use or occupancy on behalf of Tenant of the Premises (as opposed to mere office use), or (iii) any breach of any of Tenant’s covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant or Persons Within Tenant’s Control, or (v) Tenant’s use or manner of use or occupancy of the Premises as a “place of public accommodation” within the meaning of the ADA, in which event Tenant’s obligation to perform any Alteration by reason of this clause (v) shall apply only to the Premises.

Section 9.2.     Tenant covenants and agrees that Tenant shall, at Tenant’s sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials (as defined below), the presence of which results from or in connection with the act or omission of Tenant or Persons Within Tenant’s Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. The term “Hazardous Materials” shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. § 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601, et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements. Tenant shall agree to execute, from time to time, at Landlord’s request, affidavits, representations and the like concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the Land. Tenant shall indemnify and hold harmless all Indemnitees from and against any loss, cost, damage, liability or expense (including attorneys’ fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended of any Indemnitees by any Government Authority by reason of the presence in or about the Building or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or Persons Within Tenant’s Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.
Section 9.3.     If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Premises, Tenant shall give prompt notice thereof to Landlord.
Section 9.4.     If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant’s expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.
Section 9.5.     Tenant, at Tenant’s sole cost and expense and after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises provided that: (a) neither Landlord nor any Indemnitees shall be subject to criminal penalties, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended, by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitees may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such non-compliance, then Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to Landlord’s estimate of the sum of (A) the cost of such compliance, (B) the penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties, and shall indemnify Landlord (and any Indemnitees) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; or (ii) other security satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage conditions such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.
ARTICLE 10
SUBORDINATION
Section 10.1.     This Lease shall be subject and subordinate to each Superior Lease and to each Mortgage, whether made prior to or after the execution of this Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall promptly execute and deliver, at its own cost and expense, any document, in recordable form if requested, that Landlord, any Lessor or any Mortgagee may request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such document within five (5) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such document for and on behalf of Tenant. Tenant shall not do anything that would constitute a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if, in connection with the entering into of a Superior Lease, any lending institution or Lessor, as the case may be, requests reasonable modifications of this Lease that do not increase Rental or change the Term of this Lease, or materially and adversely affect the rights or obligations of Tenant under this Lease, Tenant shall make such modifications.
Section 10.2.     If, at any time prior to the expiration of the Term, any Superior Lease shall terminate or shall be terminated for any reason, or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease (except as provided below), for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, is then entitled to possession of the Premises. Any such attornment shall be made upon the condition that no such owner, Lessor or Mortgagee shall be:
(1)     liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord); or
(2)     subject to any defense or offsets (except as expressly set forth in this Lease) which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord); or
(3)     bound by any payment of Rental which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, the then defaulting landlord); or
(4)     bound by any obligation to make any payment to Tenant which was required to be made prior to the time such owner, Lessor or Mortgagee succeeded to any prior landlord’s interest; or
(5)     bound by any obligation to perform any work or to make improvements to the Premises except for (i) repairs and maintenance pursuant to the provisions of Article 7, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 13, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, Lessor or Mortgagee, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 14, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, Lessor or Mortgagee. The provisions of this Section 10.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further agreement shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, agreements in confirmation of the foregoing provisions of this Section 10.2, satisfactory to any such owner, Lessor or Mortgagee, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 10.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.
Section 10.3.     If requested by any Mortgagee, any Lessor or Landlord, Tenant shall promptly execute and deliver, at Tenant’s own cost and expense, any document in accordance with the terms of this Article 10, in recordable form, to evidence such subordination.
Section 10.4.     At any time and from time to time within ten (10) Business Days after notice to Tenant or Landlord given by the other, or to Tenant given by a Lessor or Mortgagee (which ten (10) Business Day period is not subject to any notice and cure periods otherwise provided in this Lease), Tenant or Landlord, as the case may be, shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Tenant, Landlord,

Lessor or Mortgagee, as the case may be, may designate, in form satisfactory to Tenant, Landlord, Lessor or Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such event of default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying the details of any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto; (vii) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same; and (viii) such further information with respect to this Lease or the Premises as Landlord may reasonably request or Lessor or Mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any Mortgagee or prospective Mortgagee, by any Lessor or prospective Lessor, by any tenant or prospective tenant of the Real Property or any part thereof, or by any prospective assignee of any Mortgage or by any assignee of Tenant.
The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section 10.4 within said ten (10) Business Day period shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord is true and correct.
Section 10.5.     As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant has given written notice of such act or omission to all Lessors and Mortgagees at such addresses as may have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, notifies Tenant within forty-five (45) days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.
Section 10.6. Notwithstanding anything to the contrary set forth herein, within thirty (30) days after the execution and delivery of this Lease, Tenant shall execute, have acknowledged and deliver to Landlord, a subordination, non-disturbance and attornment agreement to be entered into with the holder of the existing mortgage on the Real Property (the “Existing Mortgagee”), substantially on the form annexed hereto as Schedule D (the “Existing Mortgagee SNDA”). Landlord shall, at Tenant’s cost and expense, use commercially reasonable efforts to cause the Existing Mortgagee to countersign, acknowledge and deliver to Tenant (and Landlord shall countersign, acknowledge and deliver to Tenant) such Existing Mortgagee SNDA within thirty

(30) days after the parties’ execution and delivery of this Lease and Tenant’s execution and delivery of the Existing Mortgagee SNDA. Tenant shall cooperate with the Existing Mortgagee and provide such information as the Existing Mortgagee may reasonably request in connection with Landlord’s efforts to obtain the Existing Mortgagee SNDA executed and acknowledged by the Existing Mortgagee.
ARTICLE 11
RULES AND REGULATIONS
Section 11.1.     Tenant and Persons Within Tenant’s Control shall comply with the Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord shall not discriminate against Tenant in enforcing the Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereinafter adopted, the provisions of this Lease shall control.
ARTICLE 12
INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT
Section 12.1.
(A)     No Tenant shall entrust any property to any Building employee. Any Building employee to whom any property is entrusted by or on behalf of Tenant in violation of the foregoing prohibition shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord and Landlord’s agents shall not be liable for any damage to any of Tenant’s Property or for interruption of Tenant’s business, however caused, including but not limited to damage caused by other tenants or persons in the Building. Landlord shall not be liable for any latent defect in the Premises or in the Building.
(B)     If at any time any windows of the Premises are temporarily closed, darkened or covered for any reason, including Landlord’s own acts, or if any such windows are permanently closed, darkened or covered by reason of any Requirements, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental, nor shall the same release Tenant from Tenant’s obligations hereunder nor constitute an eviction.
(C)     Tenant shall give notice to Landlord promptly after Tenant learns of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord’s property. Such notice shall be given by telecopy or personal delivery to the address(es) of Landlord in effect for notice.

Section 12.2.     Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the New York State standard policies of fire insurance and liability (hereinafter referred to as “Building Insurance”); and Tenant, at Tenant’s own expense, shall comply with all rules, orders, regulations and requirements of all insurance boards, and shall not do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of premium for any of the Building Insurance over the rate in effect at the commencement of the Term of this Lease.
Section 12.3.     If by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord shall increase, Tenant shall reimburse Landlord for that part of the insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. Tenant shall make said reimbursement on the first day of the month following such payment by Landlord.
Section 12.4.
(A)     Tenant, at Tenant’s sole cost and expense, shall obtain, maintain and keep in full force and effect during the Term commercial general liability insurance (without deductible) in a form approved in New York State (including broad form property damage coverages and coverage for contractual liability recognizing the indemnity provisions of this Lease and protecting the Indemnitees as required, whether or not Tenant is negligent or otherwise responsible for the additional insured’s loss, liability or expense). The limits of liability shall be not less than Five Million and 00/100 ($5,000,000.00) Dollars per occurrence, which amount may be satisfied with a primary commercial general liability policy of not less than $1,000,000.00 per occurrence / $2,000,000.00 general aggregate and an excess (or “Umbrella”) liability policy affording coverage, at least as broad as that afforded by the primary commercial general liability policy, in an amount not less than the difference between $5,000,000.00 and the amount of the primary policy. Landlord, the Manager, any Lessors and any Mortgagees shall be included as additional insureds in said policies and shall be protected against all liability arising in connection with this Lease, whether or not Tenant is negligent or otherwise responsible for the additional insured’s loss, liability or expense. All said policies of insurance shall be written as “occurrence” policies with general aggregate limit provided on a “per location” basis. Whenever, in Landlord’s reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within ten (10) days after Landlord’s request, obtain such insurance coverage, at Tenant’s expense.
(B)     Tenant, at Tenant’s sole cost and expense, shall obtain, maintain and keep in full force and effect during the Term:
(i)    “All Risk” insurance, with deductibles in an amount reasonably satisfactory to Landlord, protecting and indemnifying Tenant against any and all damage to or loss of any Alterations and leasehold improvements, including any made by Landlord to prepare the Premises for Tenant’s occupancy, and Tenant’s Property. Such insurance shall not contain any exclusions for flood, mold/fungus or acts of terrorism or similar events. All said policies shall cover the full replacement value of all Alterations, leasehold improvements and Tenant’s Property and shall name Landlord as the loss payee to the extent of any portion of the cost of such Alterations or leasehold improvements paid by Landlord;
(ii)    Workers’ compensation and occupational disease insurance, employee benefit insurance or any other insurance in the statutory amounts required by the laws of the State of New York with broad form all-states endorsement, and employer’s liability insurance with a limit of One Million ($1,000,000.00) Dollars for each accident; and
(iii)    Business interruption insurance (including Extra Expense) fully compensating for the amount of Fixed Rent, additional rent and other charges owed to Landlord by Tenant for a period of not less than eighteen (18) months. The coverage shall be “All Risk” as stated in clause (i) above.
(C)     All policies of insurance shall be: (i) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any Lessor may carry; and (ii) issued by reputable and independent insurance companies rated in Best’s Insurance Guide or any successor thereto (or, if there is none, an organization having a national reputation), as having a general policyholder rating of “A” and a financial rating of at least “13”, and which are licensed to do business in the State of New York. Tenant shall, not later than ten (10) Business Days prior to the Commencement Date, deliver to Landlord the policies of insurance and shall thereafter furnish to Landlord, at least five (5) days prior to the expiration of any such policies and any renewal thereof, a new policy in lieu thereof. Each of said policies shall also contain a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Landlord, the Manager and any Lessors and Mortgagees at least ten (10) days prior written notice thereof. Tenant shall promptly send to Landlord a copy of all notices (with respect to any material alteration or cancellation of Tenant’s coverage) sent to Tenant by Tenant’s insurer.
(D)     Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.
Section 12.5.
(A)     Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant’s Alterations, leasehold improvements and Tenant’s Property against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space in the Building in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant’s rentable area to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 12.5 shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 12.5, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other’s insurer are exhausted and the other party shall be unable to collect such insurance proceeds.
(B)     The waiver of subrogation referred to in Section 12.5(A) above shall extend to the agents and employees of each party (including, as to Landlord, the Manager), but only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Section 12.5 is intended to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.
ARTICLE 13
DESTRUCTION BY FIRE OR OTHER CAUSE
Section 13.1.     If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall, subject to the provisions of Section 13.2 and Section 13.3 below, proceed with reasonable diligence, after receipt of the net proceeds of insurance, to repair or cause to be repaired damage to the core and shell of the Building and the Building Systems serving the Premises (“Landlord’s Restoration Obligations”) at its expense, but in no event shall Landlord be obligated to repair any damage to or to restore any of Tenant’s leasehold improvements (including, without limitation, any leasehold improvements existing in the Premises on the Commencement Date) or Alterations, whether initially installed by Landlord or Tenant. Tenant shall repair and restore in accordance with Article 6 and with reasonable dispatch all leasehold improvements and Alterations made by or for Tenant in the Premises (including, without limitation, any leasehold improvements existing in the Premises on the Commencement Date). If the Premises, or any part thereof, shall be rendered untenantable and Tenant shall not be physically occupying the Premises by reason of such damage and such damage shall not be due to the fault of Tenant or Persons Within Tenant’s Control, then the Fixed Rent and the Escalation Rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable and not physically occupied (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the earlier to occur of (i) the date that is sixty (60)

days after completion of Landlord’s Restoration Obligations and (ii) the date when the repair of such damage shall have been substantially completed. Notwithstanding any provisions contained in this Lease to the contrary, there shall be no abatement with respect to any portion of the Premises which has not been so damaged and which is accessible. Landlord’s determination of the date when the Premises are tenantable shall be controlling unless Tenant disputes the same by notice to Landlord given within ten (10) Business Days after such determination by Landlord, and pending resolution of such dispute, Tenant shall commence the payment of the Fixed Rent and the Escalation Rent that had been abated, as of the date specified by Landlord. Tenant covenants and agrees to cooperate with Landlord and any Lessor or any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.
Section 13.2.     Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord, in reliance upon Section 12.4, will not carry insurance of any kind on Tenant’s Property, Tenant’s Alterations and on leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same. In the event of a partial or total destruction of the Premises, Tenant shall as soon as practicable remove any and all of Tenant’s Property from the Premises or the portion thereof destroyed, as the case may be, and if Tenant does not promptly so remove Tenant’s Property, Landlord may discard the same after giving Tenant ten (10) Business Days’ prior notice of the same or may remove Tenant’s Property to a public warehouse for deposit or retain the same in its own possession and at its discretion may sell the same at either public auction or private sale, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by Tenant to Landlord, with any balance remaining to be paid to Tenant; if the expenses of such removal, storage and sale shall exceed the proceeds of any sale, Tenant shall pay such excess to Landlord upon demand.
Section 13.3.
(A)     Notwithstanding anything to the contrary contained in Section 13.1 and Section 13.2 above, in the event that:
(i)     so much of the Building shall be damaged by fire or other casualty (whether or not the Premises shall have been damaged) so that Landlord, in its sole discretion, shall determine not to restore the same; or
(ii)     the Premises shall be damaged and Landlord, in its sole discretion, shall determine that such portion of the Premises cannot be expected to be restored under a normal working schedule within twelve (12) months after the occurrence of the casualty or that each Lessor and Mortgagee will not allow Landlord to apply the net proceeds of Landlord’s insurance to the restoration of the Building or the Premises; or
(iii)     there shall be any damage to the Premises within the last year of the Term and Landlord, in its sole discretion, determines that the damage cannot be repaired or restored within ninety (90) days from the commencement of the restoration work or prior to the Fixed Expiration Date, then, in any of the events described in clauses (i), (ii) or (iii) above, Landlord may, in Landlord’s sole and absolute discretion, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination within one hundred twenty (120) days after the date of such damage. In the event that such a notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date.
(B)     Notwithstanding anything to the contrary contained in this Section 13.3, upon the written request of Tenant, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor’s estimate as to the time reasonably required to repair such damage. If the period to repair set forth in any such estimate exceeds twelve (12) months, Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days following Tenant’s receipt of such estimate. If Tenant exercises such election, this Lease and the term and estate hereby granted shall expire as of the sixtieth (60th) day after notice of such election given by Tenant with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date. Time shall be of the essence with respect to Tenant’s giving of any notice of termination pursuant to this Section 13.3(B), and failure by Tenant to provide any notice of termination within the specified period shall be deemed an election by it not to terminate this Lease.
Section 13.4.     Except as may be provided in Section 12.5, nothing herein contained shall relieve Tenant from any liability to Landlord or to Landlord’s insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.
Section 13.5.     If this Lease is terminated as a result of a fire or other casualty, Landlord shall be entitled to retain for its benefit the proceeds of insurance maintained by Tenant on the Alterations and leasehold improvements (but not on Tenant’s Property) in the Premises.
Section 13.6.     This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.
ARTICLE 14
EMINENT DOMAIN
Section 14.1.     If the whole of the Real Property, the Building or the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration

Date. If only a part of the Real Property and not the entire Premises is so acquired or condemned then, (1) except as hereinafter provided in this Section 14.1, this Lease and the Term shall continue in effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Tenant’s Share shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (2) whether or not the Premises are affected thereby, Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord receives notice of vesting of title, a thirty (30) day notice of termination of this Lease; and (3) if the part of the Real Property so acquired or condemned contains more than thirty (30%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has access to the Premises, Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant receives notice of vesting of title, a thirty (30) day notice of termination of this Lease. If any such thirty (30) day notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Fixed Expiration Date. If a part of the Premises is so acquired or condemned and this Lease and the Term are not terminated pursuant to the foregoing provisions of this Section 14.1, Landlord, at Landlord’s cost and expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit, exclusive of Tenant’s Alterations, Tenant’s leasehold Improvements and Tenant’s Property. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 14.1, the Fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent or Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.
Section 14.2.     In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 14.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant’s Property included in such taking, and for any moving expenses, so long as Landlord’s award is not reduced thereby.
Section 14.3.     If the whole or any part of the Premises is acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:
(1)     if the acquisition or condemnation is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Rental payable by Tenant hereunder, except that if, by reason of such acquisition or condemnation, changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in Section 14.1; or
(2)     if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant’s share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of Section 14.3(1) above; provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease expires prior to the restoration of the Premises.
ARTICLE 15
ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.
Section 15.1.     Except as otherwise provided in this Article 15, Tenant shall not (a) assign this Lease (whether by operation of law, transfers of interests in Tenant or otherwise); or (b) mortgage or encumber Tenant’s interest in this Lease, in whole or in part; or (c) sublet, or permit the subletting of, the Premises or any part thereof; or (d) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any person other than Tenant. Tenant shall not advertise or authorize a broker to advertise for a subtenant or assignee, without in each instance, obtaining the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.
Section 15.2.     If Tenant’s interest in this Lease shall be assigned in violation of the provisions of this Article 15, such assignment shall be invalid and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 15, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and the items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord’s prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Any person to which this Lease is assigned with Landlord’s consent shall be deemed automatically to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. Notwithstanding and subsequent to any assignment, Tenant’s primary liability hereunder shall continue notwithstanding (a) any subsequent amendment hereof, or (b) Landlord’s forbearance in enforcing against Tenant any obligation or liability, without notice to Tenant, to each of which Tenant hereby consents in advance. If any such amendment operates to increase the obligations of Tenant under this Lease, the liability under this Section 15.2 of the assigning Tenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment).
Section 15.3.
(A)     For purposes of this Article 15, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any general or limited liability partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interests in a limited liability company tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, involving the tenant, subtenant and/or its parent (including, without limitation, and by way of example only, the transfer of a majority of the outstanding capital stock of a company, which company owns one hundred (100%) percent of a second tier company, which in turn owns fifty one (51%) percent of the outstanding capital stock of a corporate tenant hereunder), shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, subtenant or parent, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed “affiliates” of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the “over-the-counter market” or through any recognized stock exchange, (ii) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, or such tenant’s or subtenant’s parent, or of the issued and outstanding membership interests in a limited liability company tenant or subtenant, or such tenant’s or subtenant’s parent, and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, or such tenant’s or subtenant’s parent, in a single transaction or a series of related or unrelated transactions involving the tenant, subtenant and/or its parent, resulting in a change in the legal or beneficial ownership of such tenant, subtenant or parent so that the shareholders or members of such tenant, subtenant or parent existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock or membership interests of such entity, shall be deemed an assignment of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant’s obligations under this Lease shall be deemed an assignment, (iv) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 15, (v) a modification, amendment or extension of a sublease shall be deemed a sublease, and (vi) the change or conversion of Tenant from an entity in which the partners or members have personal liability to a limited liability company, a limited liability partnership or any other entity which possesses the characteristics of limited liability shall be deemed an assignment. Tenant agrees to furnish to Landlord on request at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Article 15.
(B)     The provisions of clauses (a), (c) and (d) of Section 15.1, Section 15.4, Section 15.5 and Section 15.6, shall not apply to, and Landlord’s consent shall not be required with respect to, (i) transactions with a corporation or limited liability company into or with which Tenant is merged or consolidated or with a Person to which substantially all of Tenant’s assets are transferred (provided such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant as of the date of this Lease or as of the date immediately prior to such merger, consolidation or transfer, whichever is greater) or, (ii) if Tenant is a general, limited or limited liability partnership, transactions with a successor partnership (provided that the successor partnership has a net worth at least equal to or in excess of the net worth of Tenant as of the date of this Lease or as of the date immediately prior to such merger, consolidation or transfer, whichever is greater), or (iii) transactions with an entity that controls or is controlled by Tenant or is under common control with Tenant (any transfer so permitted pursuant to clause (i), (ii) or (iii), a “Permitted Transfer”, and each resulting Tenant a “Permitted Transferee”). Tenant shall notify Landlord at least ten (10) Business Days before any Permitted Transfer is consummated.
(C)     The term “control” as used in this Lease (i) in the case of a corporation shall mean ownership of more than fifty (50%) percent of the outstanding capital stock of that corporation, (ii) in the case of a general or limited liability partnership, shall mean ownership of more than fifty (50%) percent of the general partnership or membership interests of the partnership, (iii) in the case of a limited partnership, shall mean ownership of more than fifty (50%) percent of the general partnership interests of such limited partnership, and (iv) in the case of a limited liability company, shall mean ownership of more than fifty (50%) percent of the membership interests of such limited liability company.
Section 15.4.
(A)     If Landlord shall not exercise its rights pursuant to clauses (x) or (y) of Section 15.4(B), Landlord shall not unreasonably withhold or delay its consent to a proposed subletting of the Premises, or an assignment of this Lease, provided that in each such instance, the following requirements shall have been satisfied (if Tenant proposes a partial sublet, references in this Section 15.4 to the Premises shall, unless the context otherwise requires, refer to such portion):
(1)     in the case of a proposed subletting, the listing or advertising for subletting of the Premises shall not have included a proposed rental rate, provided, however, that Tenant may quote in writing directly to prospective subtenants the proposed rental rate;
(2)     no Event of Default shall have occurred and be continuing;
(3)     the proposed subtenant or assignee shall have a financial standing, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;
(4)     the proposed subtenant or assignee shall not be (x) a Person with whom Landlord is then negotiating or discussing the leasing of space in the Building; or (y) a tenant in or occupant of the Building or any Person that, directly or indirectly, is controlled by, controls or is under common control with any such tenant or occupant;
(5)     any subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease and any assignment or subletting shall be subject to the further condition and restriction that this Lease or the sublease shall not be further assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the assignee or subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall be granted or withheld in Landlord’s sole discretion, and if Landlord shall consent to any further subletting by the subtenant or the assignment of the sublease, Sections 15.5 and 15.6 of this Lease shall apply to any such transactions as if the further subletting or assignment of the sublease were a proposed subletting or assignment being made by Tenant under this Lease so that Landlord shall be entitled to receive all amounts described in such Sections;
(6)     at no time shall there be more than two (2) separately demised occupants, including Tenant, in any full floor of the Premises, all of whom shall have direct access through common or public corridors to elevators, fire stairs and core rest rooms;
(7)     Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, any processing fees, attorneys’ fees and disbursements, and the costs of making investigations as to the acceptability of the proposed assignee or subtenant;
(8)     any sublease shall expressly provide that in the event of termination, re-entry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that (i) Landlord shall not be liable for any previous act or omission of Tenant under such sublease, (ii) Landlord shall not be subject to any offset that theretofore accrued to such subtenant against Tenant, (iii) Landlord shall not be bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rent unless previously approved by Landlord, (iv) Landlord shall not be bound by any covenant to undertake or complete or make payment to or on behalf of a subtenant with respect to any construction of the Premises or any portion thereof demised by such sublease, and (v) Landlord shall not be bound by any obligations to make any other payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, re-entry or dispossession by Landlord under this Lease and which Landlord is required to perform hereunder with respect to the subleased space at Landlord’s expense;
(9)     The proposed assignee or subtenant or the nature of the occupancy of the proposed assignee or subtenant will not cause an excessive density of employees or traffic or make excessive demands on the Building Systems or present a greater security risk to the Building than is presented by Tenant;

(10)     The use of the Premises by the proposed subtenant or assignee shall not violate Article 5 of this Lease and the nature of the occupancy, the use and the manner of use of the Premises by the proposed subtenant or assignee shall not impose on Landlord any requirements of the ADA in excess of those requirements imposed on Landlord in the absence of such proposed subtenant or assignee or such occupancy, use or manner of use, unless such proposed subtenant or assignee shall have agreed to comply with each of such excess requirements and, at Landlord’s option, shall have furnished Landlord with such security as Landlord may require to assure that such subtenant or assignee shall so comply;
(11)     Landlord and Tenant shall have agreed on the computation required under Section 15.5 or Section 15.6, as applicable;
(12)     Tenant shall not have advertised the rent payable under the sublease and agrees in the Sublease that no such advertisement shall occur during the term of the sublease; and
(13)     In connection with any proposed assignment of this Lease or any sublease, Tenant shall provide to Landlord the names of the persons holding an ownership interest in Tenant or any proposed assignee or sublessee, as applicable, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended. The obligation contained in the preceding sentence shall not apply to any wholly-owned subsidiary of Tenant or of any wholly-owned affiliate of Tenant or any publicly owned company. Tenant shall provide such information to the extent reasonably possible if the assignee or sublessee is privately held.
(B)     Upon obtaining a proposed assignee or subtenant, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (the following documents and information being collectively referred to as the “Sublease or Assignment Statement”): (i) the name and business address of the proposed assignee or subtenant; (ii) the nature and character of the business and credit of the proposed assignee or subtenant; (iii) a fully executed original proposed assignment or sublease and all related agreements, the effective or commencement date of which shall be at least thirty (30) days after the date Tenant’s notice to Landlord is given, along with Tenant’s and the subtenant’s (or assignee’s) affidavit that such sublease or assignment instrument is the true and complete statement of the subletting or assignment and reflects all sums and other consideration passing between the parties to the sublease or assignment and all reports, returns, transferor and transferee questionnaires and other documents required to be filed under Article 31 of the New York State Tax Law and under Chapter 21 of the New York City Administrative Code; (iv) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial statements, certified by an Independent CPA if such financial statements are so certified (or, if not, certified by the chief financial officer of the proposed assignee or subtenant as being true and correct) and (v) any other information that Landlord may reasonably request. Landlord shall have the following rights, exercisable within thirty (30) days after Landlord’s receipt of the Sublease or Assignment Statement (including any additional information reasonably requested by Landlord): (x) in the case of an assignment of this Lease or a subletting of the entire Premises, to sublet (in its own name or that of its designee) the entire Premises from Tenant on the terms and conditions set forth in Section 15.4(C), or to terminate this Lease or to take an assignment of this Lease from

Tenant or (y) in the case of a subletting of a portion of the Premises, to sublet (in its own name or that of its designee) such portion of the Premises (the entire Premises sublet by Landlord (or its designee) pursuant to clause (x) or such portion of the Premises sublet by Landlord (or its designee) pursuant to this clause (y) being referred to as the “Recapture Space”) from Tenant on the terms and conditions set forth in Section 15.4(C), or to terminate this Lease with respect only to the Recapture Space or (z) to approve or disapprove the proposed assignment or sublease in accordance with the provisions of Section 15.4 (A). If Landlord shall fail to notify Tenant within said thirty (30) day period of Landlord’s intention to exercise its rights pursuant to clauses (x) or (y) of this Section 15.4(B), or to have approved or disapproved the transaction, Landlord shall be deemed to have not exercised its right to sublet or terminate or take an assignment of this Lease and shall be deemed to have disapproved such transaction. If pursuant to the exercise of any of Landlord’s options pursuant to this Section 15.4, this Lease is terminated as to only a portion of the Premises, then the Fixed Rent and Escalation Rent shall be adjusted in proportion to the portion of the Premises affected by such termination.
(C)     (1)     If Landlord shall exercise its option to sublet the Recapture Space, then, notwithstanding the terms contained in the Sublease or Assignment Statement, such sublease (a “Recapture Sublease”) to Landlord or its designee as subtenant (the “Recapture Subtenant”) or assignee shall:
(a)     be at a rate, at all times throughout the term of the Recapture Sublease, equal to (if Tenant had proposed to sublet the Premises) the lower of (i) the rate then payable by Tenant under this Lease and (ii) the rate set forth in the Sublease or Assignment Statement;
(b)     otherwise be upon the same terms and conditions as those contained in the Sublease or Assignment Statement (other than, in the case of an assignment, payment of consideration therefor to Tenant) and (except as modified by the Sublease or Assignment Statement) the terms and conditions contained in this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 15.4(C);
(c)     give the Recapture Subtenant the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in and to the Recapture Space, provided, however, that Landlord consents to such changes, alterations and improvements and agrees that Tenant shall have no obligation to remove or restore the same upon the expiration or earlier termination of this Lease;
(d)     provide in substance that any such changes, alterations, and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease provided that any material damage and injury caused thereby shall be repaired;
(e)     provide that (i) the parties to such Recapture Sublease expressly negate any intention that any estate created under the Recapture Sublease be merged with any estate held by either of said parties, (ii) prior to the commencement of the term of the

Recapture Sublease, Tenant, at its expense, shall make such alterations as may be required or reasonably deemed necessary by the Recapture Subtenant to physically separate the Recapture Space from the balance of the Premises and to provide appropriate means of access thereto and to the public portions of the balance of the floor such as toilets, janitor’s closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., and (iii) at the expiration of the term of such Recapture Sublease, Tenant will accept the Recapture Space in its then existing condition, broom clean; and
(f)     provide that the Recapture Subtenant or occupant shall use and occupy the Recapture Space for any purpose approved by Landlord (without regard to any limitation set forth in the Sublease or Assignment Statement).
(2)     Until the termination of a Recapture Sublease, performance by Recapture Subtenant under a Recapture Sublease shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of Recapture Subtenant under the Recapture Sublease or is occasioned by or arises from any act or omission of any occupant under the Recapture Sublease.
(3)     If Recapture Subtenant is unable to give Tenant possession of the Recapture Space at the expiration of the term of the Recapture Sublease by reason of the holding over or retention of possession of any tenant or other occupant, then (w) until the date upon which Recapture Subtenant gives Tenant possession of such Recapture Space free of occupancies, Recapture Subtenant shall continue to pay all charges previously payable, and comply with all other obligations under the Recapture Sublease and the provisions of Section 15.4(C)(2) shall continue to apply, (x) neither the Expiration Date nor the validity of this Lease shall be affected, (y) Tenant waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Lease and further waives the right to recover any damages from Landlord or Recapture Subtenant that may result from the failure of Landlord to deliver possession of the Recapture Space at the end of the term of the Recapture Sublease, and (z) Recapture Subtenant, at Recapture Subtenant’s expense, shall use its reasonable efforts to deliver possession of such Recapture Space to Tenant and in connection therewith, if necessary, shall institute and diligently and in good faith prosecute holdover and any other appropriate proceeding against the occupant of such Recapture Space.
(4)     The failure by Landlord to exercise its option under either Section 15.4(B)(x) or Section 15.4(B)(y) with respect to any subletting or assignment shall not be deemed a waiver of such option with respect to any extension of such subletting or assignment or any subsequent subletting or assignment.
Section 15.5.     If Tenant sublets any portion of the Premises to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent (the “Sublease Additional Rent”), a sum equal to fifty (50%) percent of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and Escalation Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Lease) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant’s Property and Alterations less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns). Any brokerage, commissions, attorneys’ fees and costs of any alterations actually incurred by Tenant in connection with any sublease shall be deducted from the excess Fixed Rent and Escalation Rent prior to the calculation of any amount due to Landlord hereunder. Such Sublease Additional Rent shall be payable as and when received by Tenant. Tenant shall furnish to Landlord reasonable documentation evidencing the calculation of Sublease Additional Rent.
Section 15.6.     If Tenant shall assign this Lease to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent, an amount equal to fifty (50%) percent of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s Property and Alterations less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns). Any brokerage, commissions, attorneys’ fees and costs of any alterations actually incurred by Tenant in connection with any assignment shall be deducted from the excess Fixed Rent and Escalation Rent prior to the calculation of any amount due to Landlord hereunder. Such Additional Rent shall be payable as and when received by Tenant from the assignee. Tenant shall furnish to Landlord reasonable documentation evidencing the calculation of such Additional Rent.
Section 15.7.     Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including reasonable attorneys’ fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.
ARTICLE 16
ACCESS TO PREMISES
Section 16.1.
(A)     Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times upon (except in case of emergency) reasonable prior notice, which notice may be oral, to examine the same, to show the same to prospective purchasers, Mortgagees or lessees of the Building or space therein, or to make such repairs, alterations, improvements or additions (i) as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building, or (ii) which Landlord may elect to perform at least ten (10) days after notice (except in an emergency when no notice shall be required) following Tenant’s failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with Requirements, and Landlord shall be allowed to take all material into and upon the Premises (but may not store the same in the Premises for more than forty-eight (48) hours at times when Landlord is not performing work within the Premises) that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall promptly repair any damage caused to the Premises by such work, alterations, improvements or additions. In performing Landlord’s obligations hereunder, Landlord shall not unreasonably interfere with Tenant’s use and enjoyment of the Premises and shall, if requested by Tenant and at Tenant’s cost and expense, perform work outside of ordinary operating hours of Tenant.
(B)     Any work performed or installations made pursuant to this Article 16 shall be made with reasonable diligence and otherwise pursuant to Section 7.3.
(C)     Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 16 shall, if reasonably practicable, either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning, columns or ceilings located or to be located in the Premises.
Section 16.2.     If Tenant is not present when for any reason entry into the Premises may be necessary or permissible, Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents accord reasonable care to Tenant’s Property), and without in any manner affecting this Lease.
Section 16.3.     Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided any such change does not unreasonably interfere with, or deprive Tenant of access to, the Building or the Premises; to put so-called “solar film” or other energy-saving installations on the inside and outside of the windows; and to change the name, number or designation by which the Building is commonly known. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of inspection, operation, maintenance, alteration and repair.
ARTICLE 17
CERTIFICATE OF OCCUPANCY
Section 17.1.     Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building. Without limiting the generality of the foregoing, Tenant shall be entitled to use the Premises to accommodate a proportionate share of the total number of persons permitted by the certificate of occupancy to occupy the floor of the Building on which the Premises is located, based upon the ratio that the rentable square footage of the Premises bears to the total rentable square footage on such floor of the Building. In the event that any Government Authority hereafter contends or declares by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose that is a violation of such certificate of occupancy, Tenant shall, upon written notice from Landlord or any Government Authority, immediately discontinue such use of the Premises.
ARTICLE 18
DEFAULT
Section 18.1.     Each of the following events shall be an “Event of Default” under this Lease:
(A)     if Tenant shall on any occasion default in the payment when due of any installment of Fixed Rent or in the payment when due of any other item of Rental and such default shall continue for three (3) days after Tenant’s receipt of written notice from Landlord; or
(B)     intentionally omitted; or
(C)     if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant’s part to be observed or performed under any other lease with Landlord or Landlord’s predecessor-in-interest of any other space in the Building, and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or
(D)     if the Premises shall be abandoned by Tenant; or
(E)     if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 15 hereof; or
(F)     (1)     if Tenant shall not, or shall be unable to, or shall admit in writing Tenant’s inability to, as to any obligation, pay Tenant’s debts as they become due; or
(2)     if Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on Tenant’s behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts, under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or
(3)     if Tenant shall make a general assignment for the benefit of creditors; or

(4)     if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts, under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant for all or any substantial part of Tenant’s property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains un-dismissed for a period of sixty (60) days; or
(5)     if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within sixty (60) days; or
(6)     if Tenant rejects this Lease in connection with any action or proceeding under the Bankruptcy Code; or
(G)     if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within fifteen (15) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of fifteen (15) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any Superior Lease or foreclosure of any Mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Landlord of Tenant’s intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said fifteen (15) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary.
Section 18.2.     If an Event of Default shall occur, Landlord may, at any time thereafter, at Landlord’s option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than three (3) days after the giving of such notice (except that upon the occurrence of an Event of Default of a nature described in Section 18.1(F)(2), (3), or (4), no notice need be given and this Lease and the Term shall, to the extent permitted by applicable law, expire automatically upon the occurrence of any such event), whereupon this Lease and the Term and all rights of Tenant under this Lease shall, to the extent permitted by applicable law, automatically expire and terminate as if the date specified in the notice given (or upon the occurrence of the event if no notice is to be given) pursuant to this Section 18.2 were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 18.1(F), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on three (3) days’ notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said three (3) day period, this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.
Section 18.3.     If, at any time, (i) Tenant shall consist of two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease has been assigned, the word “Tenant” as used in Section 18.1(F), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 18.1(F) shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 18.2.
ARTICLE 19
REMEDIES AND DAMAGES
Section 19.1.
(A)     If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article 18:
(1)     Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding or otherwise (without being liable to indictment, prosecution or damages therefor), but excluding by force, and may repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings or otherwise (excluding by force) and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and
(2)     Landlord, at Landlord’s option, may re-let the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in Landlord’s sole discretion, may determine; provided, however, that Landlord shall have no obligation to re-let the Premises or any part thereof and shall in no event be liable for refusal or failure to re-let the Premises or any part thereof, or, in the event of any such re-letting, for refusal or failure to collect any rent due upon any such re-letting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord’s option, may make such Alterations, in and to the Premises as Landlord, in Landlord’s sole discretion, shall consider advisable or necessary in connection with any such re-letting or proposed re-letting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.
(B)     Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end that may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights that Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words “re-entry”, “re-enter” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.
Section 19.2.
(A)     If this Lease and the Term shall expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 19.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:
(1)     Tenant shall pay to Landlord all Fixed Rent, Escalation Rent, other Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;
(2)     Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (“Deficiency”) between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any re-letting effected pursuant to the provisions of Section 19.1(A)(2) for any part of such period (after first deducting from the rents collected under any such re-letting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such re-letting including, but not limited to, all repossession costs, brokerage commissions, attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for such re-letting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and
(3)     whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the unpaid Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at four (4%) percent per annum less than the Base Rate; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, are re-let by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such re-letting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting.
(B)     If the Premises, or any part thereof, shall be re-let together with other space in the Building, the rents collected or reserved under any such re-letting and the expenses of any such re-letting shall be equitably apportioned for the purposes of this Section 19.2. Tenant shall in no event be entitled to any rents collected or payable under any re-letting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 19, the term “Escalation Rent” as used in Section 19.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 3 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 18 or this Article 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 19.2.
ARTICLE 20
FEES AND EXPENSES
Section 20.1.     If (i) Tenant shall default under this Lease, or (ii) Tenant does or permits any act or thing upon the Premises that would cause Landlord to be in default under any Superior Lease or Mortgage and Tenant does not cure such act or thing within ten (10) days (or such shorter period as Landlord may be permitted pursuant to any Superior Lease or Mortgage) after notice thereof, or (iii) Tenant fails to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may (1) perform the same for the account of Tenant, or (2) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, and in either case the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor.
Section 20.2.     If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than five (5) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, as a late charge and as Additional Rent, a sum equal to three (3%) percent of the amount unpaid. Notwithstanding the foregoing, Landlord shall waive such late charge with respect to the first late payment of Rental in any consecutive twelve (12) calendar month period, provided that the same shall be paid within five (5) days after notice from Landlord that the same is overdue. If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than ten (10) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, and in addition to the late charge payable by Tenant pursuant to this Section 20.2, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid; provided, however, that with respect to the first late payment of Rental in any consecutive twelve (12) calendar month period, interest shall not accrue until ten (10) days after Tenant’s receipt of written notice from Landlord that the same is overdue if Tenant pays the unpaid Rental within five (5) days of the Notice from Landlord. All late charges payable by Tenant hereunder shall be computed from the date such payment was due (without regard to any grace period set forth in this Section 20.2), to and including the date of payment.
ARTICLE 21
NO REPRESENTATIONS BY LANDLORD
Section 21.1.     Landlord and Landlord’s agents have made no representations, warranties or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept continued possession of the Premises in its “as is” condition on the Commencement Date, and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant’s occupancy. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval executed by Landlord and no other consent or approval of Landlord shall be effective for any purpose whatsoever.
ARTICLE 22
END OF TERM
Section 22.1.     Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all of Tenant’s Alterations as may be required pursuant to Article 6. Tenant shall also remove all of Tenant’s Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant’s Property or other personal property that remains in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant’s Property or other personal property or any part thereof is sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant’s Property or other personal property or Alterations required to be removed as provided in Article 6, as well as the cost of repairing all damage to the Building or the Premises caused by such removal, shall be reimbursed to Landlord by Tenant, as Additional Rent, on demand.
Section 22.2.     If the Expiration Date falls on a day which is not a Business Day, then Tenant’s obligations under Section 22.1 shall be performed on or prior to the immediately preceding Business Day.
Section 22.3.     Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights that Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of like import then in force in connection with any holdover proceedings that Landlord may institute to enforce the provisions of this Article.
Section 22.4.     If the Premises are not surrendered upon the expiration or other termination of this Lease, Tenant hereby indemnifies Landlord against liability or expense (including any consequential damages) resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay and agrees to be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the continued use and occupancy by Tenant and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the continued use and occupancy by Tenant.
Section 22.5.     Tenant’s obligation under this Article shall survive the expiration or termination of this Lease.
ARTICLE 23
POSSESSION
Section 23.1.     If Landlord shall be unable to deliver possession of any additional space to be included within the Premises on any specific date designated herein for any reason whatsoever, Landlord shall not be subject to any liability therefor and the validity of this Lease shall not be impaired thereby nor the Expiration Date extended, but the inclusion date applicable to such space shall be postponed until Landlord shall have given notice to Tenant that the same is available for occupancy by Tenant. Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages that may result from Landlord’s failure to deliver possession of any additional space on the specific date (if any) designated for the commencement of the Term. Tenant agrees that the provisions of this Article 23 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.
ARTICLE 24
NO WAIVER
Section 24.1.     No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall at any time desire to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such subletting.
Section 24.2.     The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent, Additional Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in writing and shall be signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental then due and payable shall be deemed to be other than on account of the earliest item(s) of Rental, or as Landlord may elect to apply the same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance due of the Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, discharge or abandonment is sought.
ARTICLE 25
WAIVER OF TRIAL BY JURY
Section 25.1.     Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.
ARTICLE 26
INABILITY TO PERFORM
Section 26.1.     This Lease and the obligation of Tenant to pay Rental hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord’s obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, acts of war, terrorism, bioterrorism (i.e., the release or threatened release of an airborne agent that may adversely affect the Building or its occupants), governmental preemption in connection with an emergency, Requirements, conditions of supply and demand which have been or are affected by war, terrorism, bioterrorism or other emergency, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord’s reasonable control (“Unavoidable Delays”).
ARTICLE 27
BILLS AND NOTICES
Section 27.1.
(A)     Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease (“Notice(s)”) shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), by a recognized overnight courier service (with a signed receipt) or if deposited in a securely fastened, postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) and in any case addressed:
if to Tenant (a) at Tenant’s address set forth in this Lease, Attention: Legal Department, or (b) at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises, or if to Landlord, at Landlord’s address set forth in this Lease, Attention: Craig Panzirer, with copies to: (i) Global Holdings Management (US) Inc., Nomad Tower, 1250 Broadway, 38th Floor, New York, New York 10001, Attention: Peter Allen, Esq., (ii) Loeb &

Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Nichole D. Cortese, Esq., and (iii) any Mortgagee or Lessor who may have requested the same, by Notice given in accordance with the provisions of this Article 27, at the address designated by such Mortgagee or Lessor; or
to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 27.
(B)     Notices shall be deemed to have been rendered or given (i) on the Business Day delivered, if delivered by hand or by recognized overnight courier service, prior to 5:00 p.m. of such Business Day, or if delivered on a day other than a Business Day or after 5:00 p.m. on any day, then on the next Business Day following such delivery, or (ii) three (3) Business Days after the date mailed, if mailed as provided in Section 27.1(A). Notice given by counsel for either party on behalf of such party or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.
Section 27.2.     Notwithstanding the provisions of Section 27.1, (i) Notices requesting services for Overtime Periods pursuant to Article 28 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices, and (ii) bills may be rendered by delivering them to the Premises without the necessity of a receipt, and without providing a copy of such Landlord Statements or bills to any third party.
ARTICLE 28
SERVICES AND EQUIPMENT
Section 28.1.     Landlord shall, at Landlord’s expense:
(A)     Provide passenger elevator service to the Premises on Business Days during Operating Hours and, subject to Section 28.3, have one (1) passenger elevator on call at all other times. Tenant agrees that Landlord may, at its election, install elevators with or without operators and may change the same from time to time.
(B)     Provide one (1) freight elevator serving the Premises on call on a “first come, first served” basis on Business Days from 8:00 a.m. to 4:45 p.m. (“Freight Elevator Hours”).
(C)     Furnish and distribute to the Premises, through the HVAC System, during Operating Hours, air-conditioning (as needed) from April 15 through October 15 and heat or ventilation (as needed) from October 16 through April 14 in accordance with the specifications set forth on Schedule F annexed hereto; provided that Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the ventilation or air-conditioning system is in operation and the position of the sun so requires and shall, at all times, cooperate fully with Landlord and abide by all of the Rules and Regulations which Landlord may prescribe for the proper functioning of the HVAC System. Further to, and without limiting the foregoing, Tenant expressly acknowledges that although some or all of the windows in the Premises are capable of opening, Tenant shall at all times keep all windows in the Premises closed. Landlord makes no representation as to the habitability of the Premises at any time the HVAC System is not in operation and the windows in the Premises are not open. Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the HVAC System, or the suitability of the Premises when the same is not in operation, whether due to normal scheduling or reasons beyond Landlord’s control, such as those set forth in Section 28.3. Landlord will not be responsible for the failure of the HVAC System if such failure results from the occupancy of the Premises by more than an average of one (1) person for each one hundred (100) square feet of usable area or if Tenant shall use in excess of five (5) watts of electricity demand load per usable square foot or if Tenant shall open any of the windows in the Premises. If Tenant occupies the Premises at an occupancy rate of greater than that for which the HVAC System was designed (one (1) person per one hundred (100) square feet of usable area) or uses in excess of five (5) watts of electricity demand load per usable square foot, or if Tenant allows any of the windows in the Premises to remain open, or if Tenant’s partitions are arranged in such a way as to interfere with the normal operation of the HVAC System, Landlord may elect to make changes to the HVAC System or the ducts through which it operates required by reason thereof, and the cost thereof shall be reimbursed by Tenant to Landlord as Additional Rent within ten (10) days after presentation of a bill therefor. Landlord, throughout the Term, shall have free access to all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating and machine rooms and electrical closets, and Tenant shall not construct partitions or other obstructions that may interfere with Landlord’s free access thereto, or interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect said mechanical installations. Landlord’s obligations under this Section 28.1 and under Section 28.2 are subject to applicable Requirements that may limit the hours or the extent to which Landlord is permitted to supply HVAC.
(D)     Furnish cold water for ordinary drinking, cleaning and lavatory purposes. Hot water is furnished to common area lavatories only. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Tenant shall install a meter or meters or other means to measure Tenant’s water consumption, and Tenant further agrees to pay for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord’s cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed (including costs of generating hot water) as measured by said meter or meters or as otherwise measured, including sewer rents, as Additional Rent within ten (10) days after bills are rendered.
(E)     Provided Tenant shall keep the Premises in order, Landlord, at Landlord’s expense, shall cause the Premises, excluding any portions thereof used as security areas or used for the storage, preparation, service or consumption of food or beverages, to be cleaned on Business Days in accordance with the cleaning specifications annexed to this Lease as Schedule C. If, however, any additional cleaning of the Premises is to be done by Tenant, it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish from the Premises and the Building (i) to the extent that the same, in any one (1) day, exceeds the average daily amount of refuse and rubbish usually attendant upon the use of such Premises as offices, as described and included in Landlord’s cleaning contract for the Building or recommended by Landlord’s cleaning contractor, and (ii) related to or deriving from the preparation or consumption of food or drink. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable as Additional Rent within ten (10) days after the time rendered. Tenant, at Tenant’s expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation, and otherwise in a manner satisfactory to Landlord in Landlord’s sole discretion. Tenant shall not permit any person to enter the Premises or the Building for the purpose of providing such extermination services, unless such persons have been approved by Landlord.
(F)     Subject to the Rules and Regulations, Tenant shall have access to the Premises twenty four (24) hours per day seven (7) days per week.
Section 28.2.     The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any necessary freight elevator facilities other than during Freight Elevator Hours or HVAC to the Premises during periods other than Operating Hours as set forth above (in each case, all such other periods shall constitute “Overtime Periods”). Accordingly, if Landlord furnishes any such freight elevator facilities or HVAC to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord Additional Rent for such services at the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at comparable rates then being charged by first-class office buildings in the Borough of Manhattan, the City and State of New York. All usage during Overtime Periods shall be for a minimum of four (4) consecutive hours, unless such Overtime Periods shall immediately precede or follow Operating Hours (as applicable to HVAC) or Freight Elevator Hours (as applicable to freight elevator service). The rates for Overtime Periods existing on the date of this Lease are set forth in Schedule G annexed to this Lease. Subject to Requirements or any requirements of the labor unions serving the Building, Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services at least two (2) Business Days prior to the time such services are to be provided. If Tenant fails to give Landlord such advance notice, then failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise.
Section 28.3.     Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Alterations in the judgment of Landlord desirable or necessary to be made, until said Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric, or other services during said period or when prevented from so doing by strikes, lockouts, labor troubles, difficulty of obtaining materials, accidents or by any cause beyond Landlord’s reasonable control, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction. Without limiting events that may constitute “any cause beyond Landlord’s reasonable control,” the following are items which Landlord and Tenant agree are beyond Landlord’s reasonable control:
(1)     lack of access to the Building or the Premises (which shall include, but not be limited to, the lack of access to the Building or the Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas);
(2)     any cause outside the Building;
(3)     reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Premises);
(4)     disruption of mail and deliveries to the Building or the Premises resulting from a casualty;
(5)     disruption of telephone and telecommunications services to the Building or the Premises resulting from a casualty; or
(6)     blockages of any windows, doors, or walkways to the Building or the Premises resulting from a casualty.
Section 28.4.     Tenant agrees to abide by all requirements which Landlord may prescribe for the proper protection and functioning of its Building Systems and the furnishing of the Building services. Tenant further agrees to cooperate with Landlord in any conservation effort pursuant to a program or procedure promulgated or recommended by ASHRAE or any Requirements.
Section 28.5.     Landlord shall have no obligation to clean, repair, replace or maintain any “private” plumbing fixtures or facilities (i.e., plumbing fixtures and facilities other than those that would be the common toilets in a multi-tenant floor) or the rooms in which they are located.
Section 28.6.     (A)    Landlord shall make available to Tenant (x) four (4) tons of condenser water per annum to serve the two existing 2-ton supplemental HVAC units in the Premises (each, an “Existing Supplemental HVAC System”), which Tenant hereby accepts and shall continue to utilize in their “as-is, where is” condition, without representation or warranty from Landlord, and (y) up to the aggregate Maximum Number of Tons of condenser water per annum (i.e., including the 4 tons allocated to the Existing Supplemental HVAC System) to serve any additional supplemental air-conditioning equipment installed by Tenant as approved Alterations hereunder (subject to Landlord’s approval of the plans and specifications therefor in accordance with Article 6 of this Lease) (each, a “New Supplemental HVAC System”; the Existing Supplemental HVAC Systems and any New Supplemental HVAC System(s), each a “Supplemental HVAC System”). The condenser water to serve the Supplemental HVAC

Systems shall be provided at Landlord’s then current annual fee per ton (the “Condenser Water Charge”), which charge shall be commercially reasonable (and which as of the date of this Lease is $600.00 per ton per annum). Tenant acknowledges that Tenant shall not be allocated additional condenser water after the date of this Lease in excess of the aggregate Maximum Number of Tons, unless otherwise approved by Landlord. The Condenser Water Charge shall be (i) in effect with respect to the four (4) tons of condenser water to serve the Existing Supplemental HVAC Systems from and after the Commencement Date, and (ii) in effect with respect to the number of tons of condenser water requested by and allocated to Tenant (not to exceed the aggregate Maximum Number of Tons) to serve any New Supplemental HVAC System(s) from and after the date upon which Landlord reserves capacity for such New Supplemental HVAC System(s) at Tenant’s request, and (iii) in all such cases, subject to increases to reflect Landlord’s increasing actual and commercially reasonable costs of operating the condenser water system and supplying (or reserving) such requirements for Tenant. Notwithstanding the foregoing, Landlord shall reserve up to the aggregate Maximum Number of Tons of condenser water for Tenant’s use through and including the date that is six (6) months after the Commencement Date, after which time, if Tenant shall not have requested that Landlord make any portion of the Maximum Number of Tons available (with time being of the essence), then Landlord shall no longer be required to maintain such capacity (or the remaining portion thereof) for Tenant’s exclusive use, provided that Tenant may thereafter request additional condenser water, subject to availability. In addition to the foregoing, if Tenant shall accept any Offer Space in accordance with Article 42, Tenant shall receive an additional allocation of condenser water at the rate of fifteen (15) tons per full floor of the Offer Space (which shall constitute the Maximum Number of Tons applicable thereto) to serve any existing and New Supplemental HVAC System(s) for such Offer Space, and Tenant shall pay the Condenser Water Charge therefor in accordance with the terms and conditions of this Section 28.6(A) from and after the applicable Offer Space Inclusion Date (as hereinafter defined); provided, however, that if Tenant shall not require the full Maximum Number of Tons applicable to any particular Offer Space, Tenant may reduce its reservation of such condenser water at any time on or prior to the second (2nd) anniversary of the applicable Offer Space Inclusion Date upon notice to Landlord (unless Tenant shall have obtained consent to install (or actually installed) New Supplemental HVAC System(s) utilizing the same).
(B)    (i)    Tenant, at its sole cost and expense, shall procure and maintain any permits required by Government Authorities with respect to any Supplemental HVAC System, and Tenant shall operate any Supplemental HVAC System in compliance with such permits and in compliance with all Rules and Regulations which Landlord may reasonably prescribe. In furtherance of the foregoing, all Supplemental HVAC Systems must be equipped with automatic shutdown devices connected to the Building’s fire alarm system.
(ii)    Tenant, at its sole cost and expense, shall procure and maintain an annual maintenance and service contract for the maintenance and repair of any Supplemental HVAC System now or hereafter exclusively serving the Premises, providing for inspections and/or service at least semi-annually, to be renewed each year throughout the Term of this Lease with an HVAC contractor reasonably approved by Landlord. Tenant shall furnish copies of such service contract not later than the Commencement Date and shall furnish copies of all renewals thereof promptly after procuring the same.

(iii)    Tenant shall, at its sole cost and expense, perform any and all necessary repairs to, and cause any and all necessary replacements of, any Supplemental HVAC Systems. All Supplemental HVAC Systems, and any replacements thereof, shall be and remain at all times the property of Landlord, and Tenant shall surrender the same, and all such repairs and replacements, to Landlord in working order and condition, reasonable wear and tear excepted, on the Expiration Date.
ARTICLE 29
PARTNERSHIP TENANT
Section 29.1.     If Tenant is a partnership, or is comprised of two (2) or more persons, individually or as co-partners of a partnership (any such partnership and such persons are referred to in this Article 29 as “Partnership Tenant”), or if Tenant’s interest in this Lease shall be assigned to a Partnership Tenant, the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (i) any written agreement that may hereafter be executed by Partnership Tenant or any successor entity, changing, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (ii) any Notices that may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any Notices given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner assumes joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Section 29.1); and (f) any present or future partner of Partnership Tenant who is no longer a partner of Partnership Tenant at the time of any default under this Lease shall, nevertheless, remain liable for the obligations of Tenant under this Lease, as if any such partner had been a partner of Partnership Tenant on the date of such default.
ARTICLE 30
VAULT SPACE
Section 30.1.     Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license is revoked, or if the amount of such space is diminished or required by any Government Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Government Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.
ARTICLE 31
SIGNS
Section 31.1.     The location, size, materials, quality, design, color, content and font/lettering of any signs desired by Tenant on the entrance doors to the Premises (or adjacent thereto) and in the elevator lobbies on each floor of the Premises shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld or delayed, and shall be in compliance with the standards set forth in the Building Alteration Rules and Regulations. The installation of any such signage shall be performed at Tenant’s sole cost. In all events, Tenant shall be permitted to be included in any electronic bulletin or directory and shall have Tenant’s Share of the listings therein. Tenant shall have no signage rights in any other part of the Building, except as otherwise provided in Section 31.2. Notwithstanding the foregoing terms of this Section 31.1, Tenant shall be allowed to maintain any signage identifying Tenant existing on the date of this Lease on each floor of the Premises.
Section 31.2.     (A)    Notwithstanding anything to the contrary contained herein, provided that no Event of Default shall have occurred and then be continuing, and provided further that Tenant and/or its Permitted Transferee shall then occupy at least three (3) full floors of the Premises (without having subleased any portion thereof) (the “Occupancy Threshold”), Tenant, at its sole cost and expense, shall have the non-exclusive right to install and maintain signage at the entrance to the elevator bank in the main lobby of the Building serving the Premises (the “Lobby Elevator Bank Signage”), provided further that the size, materials, quality, design, color, content and font/lettering of such Lobby Elevator Bank Signage and the means of affixing such signage to the Building shall be subject to the prior approval of Landlord in its reasonable discretion, and shall be in compliance with (x) the dimensions and location shown on the rendering annexed hereto as Schedule H and (y) the terms and conditions of Article 6 of this Lease.
(B)    At any time that Tenant shall not satisfy the Occupancy Threshold or any of the other conditions set forth in Section 31.2(A) to install or maintain the Lobby Elevator Bank Signage, Landlord may direct Tenant to remove the same, in which event Tenant shall promptly remove said signage, and repair any damage caused to the area from which such signage was removed and restore the same to substantially its condition existing immediately prior to the installation of such signage, at Tenant’s cost and expense. In addition, it is agreed that all of Tenant’s signage installed pursuant to this Article 31 shall be deemed Specialty Alterations, and Tenant shall remove the same on or prior to the Fixed Expiration Date (as the same may be extended) or within thirty (30) days after the earlier termination of this Lease (it being agreed that Landlord shall not be required to give Tenant any further notice of such removal requirement pursuant to Section 6.1(C) hereof). Throughout the Term, Tenant shall maintain Tenant’s signage at its sole cost and expense.
(C)    The rights granted to Tenant in this Section 31.2 shall be personal to the Tenant named in this Lease (or its Permitted Transferee), and may not be assigned to any other Tenant.
ARTICLE 32
BROKER
Section 32.1.     Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or Person in connection with this Lease other than the Broker(s). Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or Person in connection with this Lease other than the Broker(s). The execution and delivery of this Lease by Tenant shall be conclusive evidence that Tenant acknowledges that Landlord has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold harmless Landlord from and against any and all claims for commission, fee or other compensation by any Person other than the Broker(s) who claims to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, attorneys’ fees and disbursements. This provision shall survive the expiration or earlier termination of this Lease.
ARTICLE 33
INDEMNITY
Section 33.1.     Tenant shall not do or permit any act or thing to be done upon the Premises or the Real Property that may subject any Indemnitee to any liability or responsibility for injury, damage to persons or property or to any liability by reason of the existence or application of, compliance with or violation of any Requirement, but shall exercise such control over the Premises as to protect each Indemnitee fully against any such liability and responsibility. Tenant shall indemnify and save harmless the Indemnitees from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or Persons Within Tenant’s Control, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the Term or during Tenant’s occupancy of the Premises, unless and to the extent caused by the act, omission or negligence of Landlord or its principals, officers and employees, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Persons Within Tenant’s Control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys’ fees and disbursements) incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, and all collection costs (including, without limitation, attorneys’

fees and disbursements) incurred by Landlord in enforcing this indemnity provision against Tenant.
Section 33.2.     If any claim, action or proceeding is made or brought against any Indemnitee, against which claim, action or proceeding Tenant is obligated to indemnify such Indemnitee pursuant to the terms of this Lease, then, upon demand by the Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s name, if necessary, by such attorneys as the Indemnitee may select, including, without limitation, attorneys for the Indemnitee’s insurer. The provisions of this Article 33 shall survive the expiration or earlier termination of this Lease.
ARTICLE 34
ADJACENT EXCAVATION; SHORING
Section 34.1.     If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls of the Building from injury or damage and to support the same by proper foundations without any claim for eviction or constructive eviction, damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant continues to have access to the Premises.
ARTICLE 35
SECURITY DEPOSIT
Section 35.1.     Tenant shall deposit with Landlord, on or prior to January 1, 2030 (with time being of the essence), the Security Deposit by Letter of Credit (as defined and further described in Section 35.2), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant agrees that in the event (i) of the occurrence of an Event of Default or (ii) Tenant has defaulted in the performance of any of its obligations under this Lease, including the payment of any item of Rental, and the transmittal of a Notice of default by Landlord is barred by applicable law, Landlord may draw the entire amount of the Letter of Credit and use, apply or retain the whole or any part of such proceeds, to the extent required for the payment of any Fixed Rent, Escalation Rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of the default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). In addition, Landlord may make multiple partial draws upon the Letter of Credit. If Landlord applies or retains any portion or all of the proceeds of the Letter of Credit, Tenant shall forthwith restore the amount so applied or retained by delivering an additional or new Letter of Credit so that, at all times, the amount of the Security Deposit shall be the amount set forth on the Reference Page (subject to Section 35.6). Tenant’s failure to restore the amount so applied or retained within ten (10) Business Days after Landlord has drawn upon the Letter of Credit shall constitute an Event of Default under this Lease. Provided there is no uncured default, any balance of the proceeds of the Letter of Credit held by Landlord and not used, applied or retained by Landlord as above provided, and any remaining Letter of Credit, shall be returned to Tenant promptly after the Expiration Date and after delivery of possession of the entire Premises to Landlord in accordance with the terms of this Lease.
Section 35.2.     Tenant shall deliver to Landlord a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a “Letter of Credit”) issued and drawn upon any commercial bank reasonably approved by Landlord with offices for banking purposes in the City of New York (“Issuing Bank”), which Letter of Credit shall have a term of not less than one (1) year, be in form and content reasonably satisfactory to Landlord, be for the account of Landlord and be in the amount of the Security Deposit set forth on the Reference Page (subject to Section 35.6). The Letter of Credit shall provide that:
(1)     The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;
(2)     The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one (1) year each during the Term, unless the Issuing Bank sends written notice (the “Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, at least sixty (60) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed;
(3)     The Letter of Credit delivered in respect of the last year of the Term shall have an expiration date of not earlier than sixty (60) days after the Fixed Expiration Date; and
(4)     The Letter of Credit shall be transferable by Landlord as provided in Section 35.4.
The Issuing Bank shall have combined capital, surplus and undivided profits of at least $500 million, a financial strength rating of at least “B”, and a long-term bank deposit rating of at least “Aa”, as published by Moody’s Investors Services, Inc., or its successor (collectively, the “Issuing Bank Criteria”). If at any time during the Term, the Issuing Bank does not maintain the Issuing Bank Criteria, then Landlord may so notify Tenant and, unless Tenant delivers a replacement Letter of Credit from another commercial bank reasonably approved by Landlord meeting the Issuing Bank Criteria within thirty (30) days after receipt of such notice, Landlord may draw the full amount of the Letter of Credit and hold the proceeds in a cash security deposit in accordance with this Article 35.
Section 35.3.     Landlord, after receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash Security Deposit. Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof.
Section 35.4.     In the event of the sale or lease of the Building or the Real Property, Landlord shall have the right to transfer the Security Deposit, without charge for such transfer, to the purchaser or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. In such event, Tenant agrees to look solely to the new Landlord for the return of said Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.
Section 35.5.     Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit held hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the Fixed Rent and Additional Rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord’s damages.
Section 35.6.     Provided that Tenant shall not then be in default of any of its obligations under this Lease, Tenant may reduce the Security Deposit by the sum of $766,133.35 (to $1,149,200.00) on or after the fifth (5th) anniversary of the Rent Commencement Date, by delivering to Landlord an amendment to the Letter of Credit evidencing the reduction (which Landlord shall promptly countersign if required by the Issuing Bank) or by exchanging a Letter of Credit in compliance with the terms of this Article 35 in the reduced amount with the original Letter of Credit. In no event shall there be a further reduction in the amount of the Security Deposit.
ARTICLE 36
RENT REGULATION
Section 36.1.     If at any time or times during the Term of this Lease, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents that may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction: (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the remainder of the Term, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect. This provision shall survive the expiration or earlier termination of this Lease to the maximum enforceable extent.
ARTICLE 37
COVENANT OF QUIET ENJOYMENT
Section 37.1.     Landlord covenants that, upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease, and provided, however, that no eviction of Tenant by reason of the foreclosure of any

Mortgage now or hereafter affecting the Premises or by reason of any termination of any Superior Lease to which this Lease is subject and subordinate, whether such termination is effected by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord, and provided further that this covenant shall bind and be enforceable against Landlord or any successor to Landlord’s interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord’s interest, is in possession and is collecting rent from Tenant but not thereafter.
ARTICLE 38
INTENTIONALLY OMITTED
ARTICLE 39
BANKRUPTCY
Section 39.1.     If a petition is filed by or against Tenant under the United States Bankruptcy Code, and without in any way derogating, limiting, invalidating or diminishing the provisions and restrictions contained in Article 15 of this Lease, if Tenant under the authority of the Bankruptcy Code and Court seeks to assume or assign this Lease:
(A)     in connection with said assumption, Tenant shall provide adequate assurance of its ability to perform and complete all of its obligations under this Lease in a timely fashion, with TIME BEING OF THE ESSENCE in respect of said performance. The parties hereto agree that adequate assurance shall include, at a minimum, the adequate assurance set forth in this Article 39, which Tenant acknowledges and agrees is commercially reasonable.
(B)     no election by Tenant to assume this Lease shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable, have been satisfied, and Tenant has acknowledged in writing that: (i) Tenant has cured, or has provided Landlord adequate assurance (as defined below) that within ten (10) days from the date of such assumption Tenant will cure all monetary defaults under this Lease and within thirty (30) days from the date of such assumption Tenant will cure all non-monetary defaults under this Lease; (ii) Tenant has compensated, or has provided to Landlord adequate assurance that within ten (10) days from the date of assumption, Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant as recited in Landlord’s written statement of pecuniary loss sent to Tenant; (iii) Tenant has provided Landlord with adequate assurance of the future performance (as defined below) of each of Tenant’s obligations under this Lease, but in any event Tenant shall provide Landlord with, and shall replenish and/or renew any then existing Security Deposit; and (iv) Tenant shall have provided Landlord at least thirty (30) days prior written notice of any proceeding concerning the assumption of this Lease.
(C)     for purposes of this Section 39.1, Landlord and Tenant acknowledge that “adequate assurance” and “adequate assurance of future performance” shall mean that the Bankruptcy Court shall have entered a final order authorizing the posting, renewal or replenishment of a letter of credit, cash or other collateral to secure Tenant’s obligation to

Landlord to cure all monetary and/or non-monetary defaults under this Lease within the time periods set forth above.
(D)     in addition to satisfying the terms and conditions of Section 39.1(A) and Section 39.1(B), Tenant shall give notice to Landlord of any proposed assignment setting forth (1) the name and address of the proposed assignee and (2) all of the terms and conditions of the offer and proposed assignment. Tenant shall also deliver to Landlord a statement confirming that the assignee will continue to use the Premises for the Permitted Use. Landlord and Tenant acknowledge that Landlord’s asset will be substantially impaired if the trustee in bankruptcy, debtor or debtor in possession or any assignee of Tenant’s interest in this Lease makes any use of the Premises other than the Permitted Use. Adequate assurance of future performance of the Lease shall be furnished by the proposed assignee, no later than fifteen (15) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to effect the proposed assignment. The description of the adequate assurance of future performance of the proposed assignee in such notice shall include such financial and other information as is necessary to demonstrate that the financial condition and operating performance experience of the proposed assignee and its guarantors, if any, is sufficient to perform in such a manner as to meet and satisfy all obligations under this Lease in a timely fashion, and shall be satisfactory to Landlord in all other respects. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes a final order, to accept an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, “adequate assurance of future performance,” shall require from the assignee a deposit or posting of a letter of credit in form and substance reasonably satisfactory to Landlord for the performance of its obligations under this Lease in the same amount as required by Section 39.1(B). Any person or entity to whom this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or documentation to have assumed all of Tenant’s obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, to require timely performance of Tenant’s obligations under this Lease, or to regain possession of the Premises.
(E)     notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as such, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code.
ARTICLE 40
MISCELLANEOUS
Section 40.1.     This Lease is presented for signature by Tenant and it is understood that this Lease shall not constitute an offer by or be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Lease may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Lease identical thereto except having an additional signature page executed by the other party to this Lease attached thereto. Any counterpart of this Lease may be delivered via facsimile, email or other electronic transmission, and shall be legally binding upon the parties hereto to the same extent as originals.
Section 40.2.     The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, and the transferee shall be deemed to have assumed, subject to the remaining provisions of this Section 40.2, all obligations of the Landlord under this Lease arising after the effective date of the transfer. No trustee, partner, shareholder, director or officer of Landlord, or of any partner or shareholder of Landlord (collectively, the “Parties”) shall have any direct or personal liability for the performance of Landlord’s obligations under this Lease, and Tenant shall look solely to Landlord’s interest in the Real Property to enforce Landlord’s obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties whatsoever. Tenant shall not look to any other property or assets of Landlord or any property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.
Section 40.3.     Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, Additional Rent or Rental, shall constitute “rent” for the purposes of Section 502(b)(7) of the Bankruptcy Code.
Section 40.4.     Neither this Lease nor any memorandum of this Lease shall be recorded.
Section 40.5.     Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole discretion. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord that Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant’s sole remedy for Landlord’s unreasonably withholding or delaying consent or approval shall be as provided in this Section 40.5.
Section 40.6.     If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a new lease, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal to the greater of (i) one hundred fifty percent for the first sixty (60) days and 200% thereafter, of the Rental payable during the last month of the Term, or (ii) the then fair market rental value of the Premises, as determined by Landlord, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, including in each case, payment of 100% of the Additional Rent (including, without limitation, Escalation Rent) due hereunder.
Section 40.7.     This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.
Section 40.8.     If at any time Landlord shall maintain a directory in the lobby of the Building, Landlord shall make available to Tenant on such directory, Tenant’s Share of the total number of listings available, which listings may include subtenants occupying the Premises in accordance with the terms hereof. From time to time, but not more frequently than once every six (6) months, Landlord shall revise any such directory to reflect such changes in the listings therein as Tenant may request, and Tenant within ten (10) days after demand by Landlord shall pay to Landlord, as Additional Rent, Landlord’s Building standard charge for each revision that Tenant requests.
Section 40.9.     If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
Section 40.10.     Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.
Section 40.11.     Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising directly or indirectly out of this Lease Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York. The provisions of this Section 40.11 shall survive the expiration of this Lease.

Section 40.12.     This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease, (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought and (c) is permissible under the Mortgage(s) and the Superior Lease(s).
Section 40.13.     Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.
Section 40.14.     This Lease shall be governed by the laws of the State of New York without regard to conflict of laws principles.
Section 40.15.     If Tenant is a corporation or a limited liability company or a limited liability partnership, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer or member or partner of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).
Section 40.16.     The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.
Section 40.17.     The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.
Section 40.18.     From and after the date of this Lease, Tenant and Persons Within Tenant’s Control shall maintain the terms and conditions of this Lease confidential and, without Landlord’s prior written consent, shall neither discuss nor disclose the terms and conditions of this Lease with any tenant or occupant of the Building or with any other person, other than (i) the Broker, (ii) the attorneys who are representing Tenant in connection with this Lease, (iii) Tenant’s accountants and (iv) any proposed subtenant of the Premises or assignee of this Lease and only if and to the extent such other parties listed in clauses (i) to (iv) inclusive are informed by Tenant of the confidential nature of this Lease and shall agree to act in accordance with the provisions of this Section, or (v) if required to do so to enforce the terms of this Lease, or as may otherwise be required to be disclosed by law or judicial process; provided that, if Tenant is required or requested by legal process to disclose the terms and conditions of this Lease, Tenant shall provide Landlord with prompt notice of such requirement or request and unless Landlord waives the confidentiality requirements of this Lease, Tenant shall cooperate with Landlord in obtaining an appropriate protective order regarding such disclosure. Tenant acknowledges that a breach or threatened breach of this Section will cause irreparable injury and damage to Landlord, and, therefore, agrees that, in addition to any other remedies that may be available to Landlord, Landlord shall be entitled to an injunction and/or other equitable relief (without the requirement of posting a bond or other security) as a remedy for a breach or threatened breach of this Section and to secure its enforcement.
Section 40.19.     Within ninety (90) days after the end of each of Tenant’s fiscal years, Tenant shall furnish to Landlord a copy of Tenant’s audited financial statement for the preceding fiscal year. If Tenant does not have an audited financial statement, it may deliver to Landlord a copy of the financial statement certified to be true and correct by an officer of Tenant. Notwithstanding the foregoing, provided that Tenant is a publicly traded company on a nationally recognized stock exchange, Tenant shall not be required to provide the financial statement described above.
Section 40.20.     For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:
(A)    The words “herein”, “hereof”, “hereunder” and “hereby” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.
(B)    Tenant’s obligations hereunder shall be construed in every instance as conditions as well as covenants, each separate and independent of any other terms of this Lease.
(C)    Reference to Landlord as having “no liability” or being “without liability” shall mean that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.
(D)    Reference to “termination of this Lease” or “expiration of this Lease” and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Fixed Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.
(E)    Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

(F)    The rule of “ejusdem generis” shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.
Section 40.21.     Notwithstanding anything to the contrary contained herein, in no event shall Landlord or the Parties be liable for consequential or punitive damages under this Lease.
Section 40.22.
(A)     Tenant represents and warrants that to its actual knowledge (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction , or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (c) Tenant has implemented procedures, and will consistently apply those procedures, to ensure that the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.
(B)     Tenant covenants and agrees (a) to comply with all Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in Sections 40.22(A) and/or (B) are no longer true or have been breached or if Tenant has a reasonable basis to believe that they no may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease, and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.
(C)     Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of this Lease.
(D)     In connection with this Lease or any proposed assignment of this Lease or sublease, Tenant shall provide to Landlord the names of the persons holding an ownership interest in Tenant or any proposed assignee or sublessee, as applicable, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended.
ARTICLE 41
OPTION TO RENEW
Section 41.1. Provided that: (i) this Lease shall be in full force and effect as of the date of the Renewal Notice (as hereinafter defined) and as of the Fixed Expiration Date; (ii) there shall not then be an existing default under this Lease beyond any applicable notice and cure period; and (iii) Tenant (or its Permitted Transferee) shall be in actual physical occupancy of no less than one hundred (100%) percent of the rentable area of the Premises on the date of the Renewal Notice and upon the commencement of the Renewal Term (subject to casualty and condemnation), Tenant shall have one (1) option (the “Renewal Option”) to extend the Term of this Lease for a five (5) year period (the “Renewal Term”) commencing on the day immediately following the Fixed Expiration Date and ending on the fifth (5th) anniversary of the Fixed Expiration Date. Such option shall be exercisable by written notice (the “Renewal Notice”) given to Landlord not later than the day which is twelve (12) months prior to the Fixed Expiration Date (time being of the essence). Notwithstanding the foregoing, Landlord, in its sole discretion, may waive any default by Tenant and no such default may be used by Tenant to negate the effectiveness of Tenant’s exercise of this option. The Renewal Term shall constitute an extension of the Term of this Lease and shall be upon all of the same terms and conditions as the existing Term, except that (A) there shall be no further option to renew the Term of this Lease in the Renewal Term, (B) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s continued occupancy and Landlord shall not be required to reimburse Tenant for any Alterations made or to be made by Tenant, and (C) the Fixed Rent for the Renewal Term shall be payable at a rate per annum equal to the Fair Rental Value for the Premises as of the first day of the Renewal Term. During the Renewal Term, all Additional Rent that Tenant is obligated to pay under Article 3 of this Lease during the existing Term hereof shall continue without interruption, it being the intention of the parties hereto that the Renewal Term shall be deemed a part of and continuation of the existing Term of this Lease.
Section 41.2. If Tenant has given the Renewal Notice in accordance with Section 41.1, the parties shall make good faith efforts to agree upon the Fair Rental Value of the Premises, determined as of the commencement date of the Renewal Term. In the event that the parties are unable to agree upon the Fair Rental Value for the Renewal Term within six (6) months prior to the first day of the Renewal Term, then the same shall be determined as follows.
(A)    Landlord, at any time within such six (6) month period or within thirty (30) days after Tenant’s request, shall notify Tenant of Landlord’s good faith determination of the Fair Rental Value, which shall constitute the maximum that Landlord can claim is the Fair Rental Value of the Premises for the Renewal Term in any arbitration thereof (“Landlord’s Maximum Determination”). Within thirty (30) days after Landlord shall have given Tenant Landlord’s Maximum Determination (time being of the essence), Tenant shall notify Landlord whether Tenant disputes Landlord’s Maximum Determination and, if Tenant disputes Landlord’s Maximum Determination, Tenant shall set forth in such notice Tenant’s good faith determination of the Fair Rental Value of the Premises for the Renewal Term, which shall constitute the minimum that Tenant can claim is the Fair Rental Value for the Premises for the Renewal Term in any arbitration or dispute thereof (“Tenant’s Minimum Determination”). If Tenant fails to dispute Landlord’s Maximum Determination or to set forth Tenant’s Minimum Determination within the time period set forth above (time being of the essence), then Tenant shall be deemed to have accepted Landlord’s Maximum Determination as the Fair Rental Value. If Landlord fails to notify Tenant of Landlord’s Maximum Determination within thirty (30) days after Tenant’s request therefor, then Tenant may notify Landlord of Tenant’s Minimum Determination, in which event Landlord may notify Tenant whether Landlord disputes Tenant’s Minimum Determination within forty-five (45) days after Tenant’s notice thereof (time being of the essence) and set forth in such notice Landlord’s Maximum Determination.
(B)    If Landlord and Tenant dispute the determination of Fair Rental Value, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the exchange of Landlord’s Maximum Determination and Tenant’s Minimum Determination, then the dispute shall be resolved by arbitration as set forth in Section 41.2(C) below. The parties agree to cooperate throughout the arbitration proceeding and to pursue an expeditious resolution thereof. If the dispute shall not have been resolved on or before the first day of the Renewal Term, then pending such resolution, Tenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to the average of Landlord’s Maximum Determination and Tenant’s Minimum Determination (the “Temporary Average Amount”). If such resolution shall be less than the Temporary Average Amount, then within thirty (30) days after the final determination of Fair Rental Value, Landlord shall refund to Tenant any overpayment, and if such resolution shall be more than the Temporary Average Amount, then within thirty (30) days after the final determination of Fair Rental Value, Tenant shall pay to Landlord any underpayment.
(C)    (1)    Any dispute as to Fair Rental Value shall be determined as follows: A senior officer of a recognized New York City leasing brokerage firm (the “Baseball Arbitrator”), shall be selected by Landlord and reasonably approved by Tenant, and shall be paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the AAA. The Baseball Arbitrator selected by the parties or designated by the AAA shall not have been employed or hired, nor be employed or hired by a leasing or brokerage firm employed or hired, by Landlord (or its affiliates or the Manager) or Tenant during the previous three (3) year period and shall have at least ten (10) years’ experience in (i) the leasing of office space in midtown Manhattan, or (ii) the appraisal of first class office buildings in midtown Manhattan.
(2)    Landlord and Tenant shall each submit to the Baseball Arbitrator and to the other its determination of the Fair Rental Value for the Renewal Term, as set forth above; provided, however that (x) Landlord’s such determination of the Fair Rental Value for the Renewal Term (“Landlord’s Determination”) may not be greater than Landlord’s Maximum Determination, and (y) Tenant’s such determination of the Fair Rental Value for the Renewal Term (“Tenant’s Determination”) may not be less than Tenant’s Minimum Determination. The Baseball Arbitrator shall determine which of Landlord’s Determination and Tenant’s Determination more closely represents the Fair Rental Value for the Renewal Term, taking into account all relevant factors, whether favorable to Landlord or Tenant. The Baseball

Arbitrator may not select any other rental value for the Renewal Term other than Landlord’s Determination or Tenant’s Determination, and such determination of the Baseball Arbitrator shall serve as the Fair Rental Value for the Renewal Term.
(3)    Landlord and Tenant hereby agree to, and hereby do: (i) waive any and all rights either of them at any time may have to revoke their agreement hereunder to submit to arbitration as set forth in this Article 41; (ii) consent to the entry of judgment in any court upon any award rendered in any arbitration held pursuant to this Article and; (iii) acknowledge that any award rendered in any arbitration held pursuant to this Article, whether or not such award has been entered for judgment, shall be final and binding upon Landlord and Tenant.
(D)    After the Fixed Rent payable for the Renewal Term has been agreed to or otherwise determined as set forth in this Article 41, the parties shall execute and deliver an instrument setting forth same, but the failure to so execute and deliver any such instrument shall not affect the determination of such Fixed Rent in accordance with this Article 41.
Section 41.3. The rights granted to Tenant in this Article 41 shall be personal to the Tenant named in this Lease (or its Permitted Transferee), and may not be assigned to any other Tenant.
ARTICLE 42
RIGHT OF FIRST OFFER
Section 42.1. As used herein:
(A)    “Available” means, as to each Offer Space (as hereinafter defined), that such space is vacant and free of any present or future possessory right now existing in favor of any third party. Notwithstanding the foregoing, such space shall not be deemed Available and Landlord shall not be obligated to notify Tenant of the Availability of such space if Landlord is negotiating an extension of a lease or a new direct lease with an existing tenant or occupant of such space, and Landlord shall be free to enter into any such extension of lease or new direct lease.
(B)    “Offer Space” shall mean each of the following: (i) the entire rentable area of the seventh (7th) floor of the Building, and (ii) the entire rentable area of the tenth (10th) floor of the Building.
Section 42.2. (A)    Provided that (i) this Lease shall be in full force and effect, (ii) there shall not then be an existing Event of Default under this Lease, (iii) Tenant or a Permitted Transferee shall be the tenant under this Lease, (iv) Tenant or a Permitted Transferee shall be in physical occupancy of the entire rentable area of the Premises, and (v) as of the Anticipated Inclusion Date (as defined below), there shall be at least three (3) full years remaining in the Term, if an Offer Space becomes, or Landlord reasonably anticipates that such Offer Space will become, Available, Landlord shall give to Tenant notice (an “Offer Notice”) thereof, specifying (a) the applicable Offer Space and the rentable square footage thereof, (b)

Landlord’s determination of the Fair Rental Value of such Offer Space, which shall constitute the maximum thereof Landlord can claim as the Fair Rental Value for such space in any arbitration thereof (“Landlord’s Maximum Offer Determination”), (c) the date or estimated date that the applicable Offer Space has or shall become Available (the “Anticipated Inclusion Date”), which shall be at least two (2) months after the date of the Offer Notice, and (d) any other relevant economic terms, including concessions, selected by Landlord which Landlord in good faith believes is then customary in the marketplace. Notwithstanding the foregoing, if as of the Anticipated Inclusion Date, there shall be less than three (3) full years remaining in the Term when Offer Space has or is anticipated to become available, Landlord shall nevertheless give Tenant the Offer Notice so long as Tenant shall then have the right to exercise the Renewal Option hereunder, provided that then, as a further condition of Tenant’s exercise of the Offer Space Option (as hereinafter defined), Tenant must simultaneously exercise the Renewal Option.
(B)    Provided that on the date that Tenant exercises the Offer Space Option and on the Offer Space Inclusion Date (as hereinafter defined) the conditions described in clauses (i) through (v) of Section 42.2(A) continue to be satisfied, Tenant shall have one (1) option (the “Offer Space Option”), exercisable by notice (an “Acceptance Notice”) given to Landlord on or before the date that is ten (10) Business Days after the giving of the Offer Notice (time being of the essence) to include the applicable Offer Space in the Premises for a term ending on the Fixed Expiration Date, as same may be extended pursuant to Article 41 hereof (it being agreed that if there shall not be at least three (3) years remaining in the Term as of the Anticipated Inclusion Date, then Tenant shall still have the right to lease the Offer Space if Tenant shall simultaneously exercise the Renewal Option and thereby have at least three (3)) years remaining in the Term (including any Renewal Term)). Tenant shall notify Landlord in the Acceptance Notice whether Tenant accepts or disputes Landlord’s Maximum Offer Determination (if applicable), and if Tenant disputes Landlord’s Maximum Offer Determination, the Acceptance Notice shall set forth Tenant’s good faith determination of the Fair Rental Value for the applicable Offer Space, which shall constitute the minimum that Tenant can claim as the Fair Rental Value for such space in any arbitration thereof (“Tenant’s Minimum Offer Determination”). If Tenant fails to object to Landlord’s Maximum Offer Determination in the Acceptance Notice and to set forth therein Tenant’s Minimum Offer Determination, then Tenant shall be deemed to have accepted Landlord’s Maximum Offer Determination as the Fair Rental Value for the applicable Offer Space.
Section 42.3. If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers vacant, in good order and condition (including with the Building Systems serving the same in good working order), and broom-clean possession of the Offer Space to Tenant (the “Offer Space Inclusion Date”), the Offer Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) the Fixed Rent for the Offer Space shall be as determined pursuant to Section 42.2(B) or Section 42.4, (ii) unless otherwise specified by Landlord in the Offer Notice, Landlord shall not be required to perform any work, pay a Landlord’s contribution or a work allowance or any other amount, or render any services to make the Building or the applicable Offer Space ready for Tenant’s use or occupancy, and Tenant shall accept the applicable Offer Space vacant, free of any possessory interest thereon, in good order and condition (including with the Building Systems serving the same in good working order), broom clean and otherwise in its “as is” condition as of the date of the Offer Notice, reasonable wear and tear excepted; (iii) Tenant shall deliver an additional Security Deposit equal to the number of months of Fixed Rent then held by Landlord under Article 35, multiplied by the Fixed Rent for the Offer Space; (iv) Tenant shall receive an allocation of condenser water applicable to the Offer Space (it being agreed that the applicable Maximum Number of Tons shall be fifteen (15) tons per full floor of the Offer Space); and (v) as may be otherwise reasonably set forth in the Offer Notice.
Section 42.4. If in the Acceptance Notice Tenant disputes Landlord’s determination of Fair Rental Value, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the giving of the Acceptance Notice, then the dispute shall be resolved by arbitration as set forth in Article 41. If the dispute shall not have been resolved on or before the Offer Space Inclusion Date, then pending such resolution, Tenant shall pay, as Fixed Rent for the Offer Space, an amount equal to the average of Landlord’s Maximum Offer Determination and Tenant’s Minimum Offer Determination. If such resolution shall be in favor of Tenant, then within thirty (30) days after the final determination of Fair Rental Value, Landlord shall refund to Tenant any overpayment and if such resolution shall be in favor of Landlord, then within thirty (30) days after the final determination of Fair Rental Value for the Renewal Term, Tenant shall pay to Landlord the amount of any underpayment.
Section 42.5. If Landlord is unable to deliver possession of the Offer Space to Tenant for any reason on or before the Anticipated Inclusion Date, the Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired. If an existing tenant of the Offer Space holds over, Landlord shall use commercially reasonable efforts, which may include the commencement of an eviction action against such holdover tenant, if such action is determined by Landlord to be commercially reasonable in the circumstances, to obtain possession of the Offer Space. Notwithstanding anything to the contrary contained herein, if Landlord is unable to deliver possession of the Offer Space to Tenant by the date that is twelve (12) months after the Anticipated Inclusion Date (the “Offer Space Outside Date”), then Tenant shall have the right, as Tenant’s sole and exclusive remedy for such delay, at any time within the thirty (30) day period next following the Offer Space Outside Date (but before the Offer Space Inclusion Date shall have occurred), but not thereafter (with time being of the essence), to rescind Tenant’s exercise of the Offer Space Option upon written notice to Landlord, effective the tenth (10th) day after such notice is given, failing which Tenant shall be deemed to have waived Tenant’s right to rescind such exercise of the Offer Space Option. The parties hereto acknowledge and agree that such rescission right shall be Tenant’s sole and exclusive remedy if the Offer Space Inclusion Date shall not have occurred on or before the Offer Space Outside Date, and that Landlord shall have no other liability for failure to give Tenant possession of the Offer Space. This Section 42.5 constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.
Section 42.6. If, after receiving an Offer Notice as set forth above, Tenant fails timely to give an Acceptance Notice, then (i) Landlord may enter into one or more leases of the applicable Offer Space with third parties on such terms and conditions as Landlord shall determine, the applicable Offer Space Option shall be null and void and of no further force and effect with respect to the applicable Offer Space and Landlord shall have no further obligation to offer such Offer Space to Tenant, and (ii) Tenant shall, as soon as reasonably practicable after demand by Landlord, execute an instrument reasonably satisfactory to Landlord and Tenant confirming Tenant’s waiver of such Offer Space Option.
Section 42.7. Promptly after the occurrence of an Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the applicable Offer Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, however, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Offer Space in the Premises in accordance with this Article 42.
Section 42.8. The rights granted to Tenant in this Article 42 shall be personal to the Tenant named in this Lease (or its Permitted Transferee), and may not be assigned to any other Tenant.
*    *    *

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.
LANDLORD:

1250 BROADWAY ASSOCIATES LLC, a Delaware limited liability company
By: /s/ Wendy Mosler
    Name:    Wendy Mosler
    Title: President
TENANT:

MAGNITE, INC., a Delaware corporation
By: /s/ Michael Barrett
    Name:    Michael Barrett
    Title: Chief Executive Office
Tenant’s Federal Employer Identification Number

_________________________________

SCHEDULE A-1

FLOOR PLAN OF THE EIGHTH FLOOR PREMISES

A-1

SCHEDULE A-2

FLOOR PLAN OF THE NINTH FLOOR PREMISES

A-2

SCHEDULE B
BUILDING ALTERATION RULES AND REGULATIONS

B-1

SCHEDULE C
GENERAL CLEANING SPECIFICATIONS

    C-1

SCHEDULE D

FORM OF EXISTING MORTGAGEE SNDA

D-1

SCHEDULE E

RULES AND REGULATIONS

E-1

SCHEDULE F

HVAC SPECIFICATIONS

F-1

SCHEDULE G

OVERTIME RATES

G-1

SCHEDULE H

LOBBY ELEVATOR BANK SIGNAGE SPECIFICATIONS

H-1